CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80 AND 240.24b-2. *** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION


                                                                    EXHIBIT 10.1


                               MASTER AGREEMENT
                                      FOR
                          OPERATIONS SUPPORT SERVICES



     This Master Agreement is entered into as of January 1, 1998 (the "Effective
                                                                       ---------
     Date"), between
     ----

     1.  International Business Machines Corporation, a New York corporation

     ("IBM"),
     -----

     AND

     2.  Equifax Inc., a Georgia corporation ("Equifax"), and constitutes a
                                               -------
complete restatement and further amendment of that certain Agreement for Systems Operations Services, dated April 20, 1993, as amended, between IBM (successor in interest to Integrated Systems Solutions Corporation ("ISSC")) and Equifax (the
                                                       ----
"1993 Agreement").
 --------------

     The Parties agree to the terms and conditions set forth in this Master Agreement (including the forms of Exhibits and Schedules referenced in this Master Agreement), and in each Transaction Document (including the Supplement and Schedules referenced in each Transaction Document) executed by the Parties referencing this Master Agreement. Each Transaction Document is incorporated into this Master Agreement, and the several Transaction Documents and this Master Agreement are herein collectively referred to as the "Agreement".

Signed for and on behalf of IBM:

INTERNATIONAL BUSINESS MACHINES CORPORATION

Signature: *                               7/7/98
          -------------------------------
Title:  Vice President
        ---------------------------------




Signed for and on behalf of Equifax:

EQUIFAX INC.

Signature: *                               7/7/98
          -------------------------------
Title:  Corporate Vice President
        ---------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
1.   PURPOSE/STRUCTURE/TERM OF AGREEMENT...................................   1
     1.1   Purpose of Agreement............................................   1
     1.2   Structure of Agreement..........................................   2
     1.3   Term of Agreement...............................................   3
     1.4   Extension of Services...........................................   3

2.   DEFINITIONS...........................................................   3

3.   THE SERVICES..........................................................  15
     3.1   Obligation to Provide Services..................................  15
     3.2   Performance.....................................................  15
     3.3   Disaster Recovery Services......................................  16
     3.4   Audits..........................................................  16
     3.5   Facilities and Data Center......................................  17
     3.6   Security........................................................  18
     3.7   Technology Refresh..............................................  18
     3.8   Software Licenses...............................................  18
     3.9   Software Currency...............................................  20
     3.10  *     ..........................................................  20
     3.11  Software - Substitutions and Additions..........................  21
     3.12  New Services....................................................  21
     3.13  Affiliates......................................................  22

4.   WARRANTIES/REPRESENTATIONS/COVENANTS..................................  22
     4.1   Work Standards..................................................  22
     4.2   Noninfringement.................................................  23
     4.3   *    ...........................................................  23
     4.4   Authorization and Enforceability................................  23
     4.5   Disclaimer......................................................  23
     4.6   Regulatory Proceedings and Compliance with Laws.................  24
     4.7   *    ...........................................................  24
     4.8   Covenant of Cooperation and Good Faith..........................  24

5.   TRANSITION............................................................  24
     5.1   Transition Plan.................................................  24
     5.2   Affected Employees..............................................  25
     5.3   Resources and Facilities........................................  25

6.   INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS.......................  26
     6.1   Equifax/IBM Integrated Planning Team............................  26
     6.2   Reports/Projections/Plans.......................................  27

     6.3  Change Control Process........................................... 28

7.   SERVICES STAFFING/MANAGEMENT/ADMINISTRATION........................... 29
     7.1   Project Executives.............................................. 29
     7.2   Replacement of Personnel........................................ 29
     7.3   Retention of Experienced Personnel.............................. 30
     7.4   Efficient Use of Resources...................................... 30

8.   RELATIONSHIP PROTOCOLS................................................ 30
     8.1   Evolving Nature of Relationship................................. 30
     8.2   Required Consents............................................... 31
     8.3   Appointment as Attorney In Fact................................. 33
     8.4   Conflicts of Interests.......................................... 34
     8.5   Alternate Providers............................................. 34
     8.6   Use of Subcontractors........................................... 35
     8.7   Equifax Approvals and Notification.............................. 36

9.   CHARGES/NEW SERVICES/INVOICES/PAYMENTS................................ 36
     9.1   Disbursements................................................... 36
     9.2   Monthly Charge.................................................. 36
     9.3   Additional Charges.............................................. 37
     9.4   Cost of Living Adjustment....................................... 37
     9.5   Taxes........................................................... 37
     9.6   New Services.................................................... 38
     9.7   Invoice Payment................................................. 38
     9.8   *    ........................................................... 38
     9.9   *    ........................................................... 39
     9.10  Other Credits................................................... 40
     9.11  *    ........................................................... 40
     9.12  Disputed Charges/Credits........................................ 40
     9.13  Reduction of Equifax Work....................................... 41

10.  INTELLECTUAL PROPERTY RIGHTS.......................................... 41
     10.1  Ownership of Materials.......................................... 41
     10.2  Obligations Regarding Materials................................. 42

11.  CONFIDENTIALITY/DATA SECURITY......................................... 43
     11.1  Confidential Information........................................ 43
     11.2  Obligations..................................................... 43
     11.3  Exclusions...................................................... 44
     11.4  Loss of Company Information..................................... 44
     11.5  Limitation...................................................... 45
     11.6  Data............................................................ 45

12.  TERMINATION........................................................... 45
     12.1  Termination By Equifax.......................................... 45
     12.2  Termination by IBM.............................................. 46
     12.3  Termination Charges............................................. 46

     12.4   [Reserved]..................................................... 47
     12.5   Services Transfer Assistance................................... 47
     12.6   Other Rights Upon Termination.................................. 48
     12.7   Effect of Termination/Survival of Selected Provisions.......... 49

13.  LIABILITY............................................................. 49
     13.1   Liability Caps................................................. 49
     13.2   Exclusions..................................................... 50
     13.3   Direct Damages and Cover Charges............................... 50
     13.4   Dependencies................................................... 51
     13.5   Remedies....................................................... 51

14.  INDEMNITIES........................................................... 51
     14.1   Indemnity by IBM............................................... 51
     14.2   Indemnity by Equifax........................................... 53
     14.3   Employment Actions............................................. 54
     14.4   Exclusive Remedy............................................... 55
     14.5   Indemnification Procedures..................................... 55

15.  INSURANCE AND RISK OF LOSS............................................ 55
     15.1   IBM Insurance.................................................. 55
     15.2   Risk of Property Loss.......................................... 56
     15.3   *   ........................................................... 57

16.  DISPUTE RESOLUTION.................................................... 57
     16.1   Dispute Resolution Procedures.................................. 57
     16.2   Continued Performance.......................................... 58

17.  GENERAL............................................................... 59
     17.1   Relationship of Parties........................................ 59
     17.2   Entire Agreement, Updates, Amendments and Modifications........ 59
     17.3   Force Majeure.................................................. 59
     17.4   Nonperformance................................................. 60
     17.5   Waiver......................................................... 60
     17.6   Severability................................................... 60
     17.7   Counterparts................................................... 61
     17.8   Governing Law.................................................. 61
     17.9   Binding Nature and Assignment.................................. 61
     17.10  Notices........................................................ 61
     17.11  No Third Party Beneficiaries................................... 63
     17.12  Other Documents................................................ 63
     17.13  Consents and Approvals......................................... 63
     17.14  Headings....................................................... 64
     17.15  Remarketing.................................................... 64
     17.16  Commencement of Actions........................................ 64
     17.17  IBM Logo Products Warranties................................... 65

                                   EXHIBITS
                                   --------

EXHIBIT
-------

1         Master Agreement Structure Diagram

2         Transaction Document Structure Diagram

3         IPT Charter and Operating Procedures Guidelines

          N.B.: The Exhibits and Attachments referenced in the Schedule of
          -----
          Exhibits and Schedule of Attachments, and elsewhere in this Agreement, are hereby incorporated by reference. These Exhibits and Attachments have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

                                  ATTACHMENTS
                                  -----------

FORM OF TRANSACTION DOCUMENT

FORM OF SUPPLEMENT

          Schedule                                               TITLE
             A                     "Applications Software"
     *                                   - "Systems Software - Equifax"
     *                                   - "Systems Software - IBM"

             B                     "Systems Software"
     *                                   - "Systems Software - Equifax"
     *                                   - "Systems Software - IBM"

             C                     "Equifax Provided Hardware"
     *
     *

             D                     "IBM Machines"
     *
     *

             E                     The "Services, Measures of Utilization, and
     *                             Operational and Financial Responsibilities"
     *

             F                     Leases, Licenses and Other Contracts
     *
     *

             G                     "Disaster Recovery Services"
     *
     *

             H                     "Transition Plan"
     *
            TD)

             I                     "Network Locations"
     *

             J                     "Charging Methodologies"
     *

             K                     "Applications Installation Standards"
     *                             (Operating Environment IT
     *
             L                     "Security Procedures and Responsibilities -
     *                              Data and Physical"
     *

             M                     "Help Desk Services"
     *
     *

             N                     "Projects"
     *
     *

             O                     "Affected Employees"
     *

             P                     Maintenance Terms
     *

             Q                     Outstanding Employee Claims
     *

             R                     "Services Transition Assistance"
     *

             S                     "Service Levels *
     *
     *

             T                     "Equifax Provided Office Furnishings"
     *

             U                     "Bill of Sale"
     *

             V                     "Key Employees"
     *

1.   PURPOSE/STRUCTURE/TERM OF AGREEMENT

1.1  PURPOSE OF AGREEMENT

a) IBM is a provider of a broad range of operations support services for on-line information services companies including, without limitation, information technology, information management, communications and related services, and is experienced and skilled in the administration, management, provision and performance of such services and the business functions, responsibilities and tasks attendant with such services. IBM desires (i) to continue to provide certain of these operations support services to the Equifax Group for the Equifax Business, and to continue to perform and assume the functions, responsibilities and tasks attendant with such operations support services as currently performed by IBM for the Equifax Business and the Equifax Group; and (ii) to provide additional quantities and elements of these and other operations support services to the Equifax Group for the Equifax Business and to perform and assume the functions, responsibilities and tasks attendant with such operations support services as currently performed by the Equifax Group or as envisioned to be required for the Equifax Business and the Equifax Group, all as specifically set forth in this Agreement. Equifax desires that such operations support services for the Equifax Business and the Equifax Group and the attendant functions, responsibilities and tasks, be performed and assumed by IBM.
     The Agreement documents the terms and conditions under which (i) the Equifax Group will obtain such operations support services from IBM and
     (ii) IBM will administer, manage, support, provide and perform such services and the functions, responsibilities and tasks attendant with such services, for the Equifax Group.

b) The Parties have identified goals and objectives that they intend that IBM's performance pursuant to the Agreement will assist the Parties to achieve. These goals and objectives include the following: (i) engaging IBM
     (A) under a master agreement to provide, and/or cause to be provided through its Affiliates and other subcontractors, certain operations support services to Equifax and certain of its Affiliates on a worldwide basis *
     (B) to *    provide such operations support services to, and perform and assume the functions, responsibilities and tasks attendant with such
     support services for, the Equifax Business and the Equifax Group *    of
     the Equifax Business and the Equifax Group; and (C) to *    define *    of
     the information management systems operations of the Equifax Group in
     support of the Equifax Business; (ii)    *    for current and additional
     resource consumption and for reductions in resource consumption and     *
     resources chargeable and available to the Equifax Group and committed by
     IBM to the Equifax Group; (iii) taking advantage of    *   to improve    *
     experienced by the Equifax Group and to enable the Equifax Group to    *
     for the Equifax Business; (iv)   * of the Equifax Group's    *    covered
     under this Agreement; (v)   *   to the Equifax Group; (vi)   *   the    *
     (vii)   *   of the Equifax Group and Equifax Business; and (viii) providing an opportunity to transition the Services back to the Equifax Group or to
     another service provider from IBM     *

c)   IBM recognizes that the Equifax Group  *    customer and agrees that  * and
     requires that IBM  *   where commercially reasonable to attain  *
     including, without limitation, *    to the Equifax Group *

d)   The provisions of this Section 1.1 are intended to be a statement of the
                            -----------
     purpose of the Agreement and are not intended to alter the plain meaning of the terms and conditions of the Agreement or to require either Party to undertake performance obligations beyond those set forth in the Agreement.
     *    the *    of the Agreement are *    such *    and *    with the *

1.2  STRUCTURE OF AGREEMENT

a)   The Services will be grouped around the following technology platforms and
     clusters of services: *   Each such technology platform/cluster of services
     is herein referred to generically as a "Tower".

b) The Agreement is comprised of (i) the provisions set forth in this Master Agreement and the forms of the Exhibits and Schedules referenced herein as illustrated in Exhibit 1; and (ii) each Transaction Document including the
                    ---------
     Supplement and Schedules referenced in each Transaction Document as illustrated in Exhibit 2.
                    ---------

c)   The Services will be defined *    and all Towers located at one (1) site,
     or to be migrated to one (1) site, will be the subject of a single Transaction Document in the form of Exhibit 3. Each Transaction Document
                                         ---------
     will be comprised of a Supplement in the form of Exhibit 4 and Schedules in
                                                      ---------
     the forms described in Exhibit 1, configured as noted on Exhibit 2.  The
                            ---------                         ---------
     Transaction Documents will collectively define the Services provided to the Equifax Group across multiple Towers at multiple locations in one (1) or more countries and the terms and conditions upon which the Services will be provided.

d) Transaction Documents will be executed by the Parties. The terms of Transaction Documents will be governed by the terms of the Master Agreement unless the Parties specifically note the deviations from the terms of the Master Agreement for the purposes of such Transaction Document in the Section of the Transaction Document entitled "Deviations From Terms of Master Agreement".

e) Each Transaction Document will be submitted to and approved by the Integrated Planning Team prior to execution by the Parties. The approval will be evidenced by a representative of each of the Parties who is also a member of the Integrated Planning Team, noting and attesting to the approval of the Integrated Planning Team on a cover sheet to such Transaction Document.

f) IBM and Equifax will be the primary contracting parties under the Agreement and under each Transaction Document. Each of the Parties may assign a Transaction Document to one of its Affiliates for performance, *
     Moreover, as a condition precedent to such assignment, the Affiliate shall accept such assignment and agree to assume the full, timely and proper performance of the duties and obligations of the Party assigning such Transaction Document to such Affiliate in a written document in form and content satisfactory to the other Party.

1.3  TERM OF AGREEMENT

The term of the Agreement will begin as of the Effective Date and will terminate upon the later to occur of (a) the expiration of the Transaction Document with the longest term extending past the tenth (10/th/) anniversary of the Effective Date, or (b) upon a termination date that is effective not sooner than six (6) months after the tenth (10/th/) anniversary of the Effective Date set forth in a notice by either Party to the other Party (the "Term"), unless earlier
                                                ----
terminated in accordance with the provisions of the Agreement.

1.4  EXTENSION OF SERVICES

Equifax may request and IBM will once extend the provision of the Services
pursuant to any Transaction Document   or the Services Transfer Assistance
pursuant to any Transaction Document for up to *   ("Extension Period") upon not
less than *     prior written notice before the scheduled termination or
expiration of the provision of such Services or Services Transfer Assistance, or
if applicable, notice given within *    after the effective date of a notice of
termination for any reason by either Party, other than Termination for Convenience. However, in the event Equifax is in default with respect to the payment of any amounts under a Transaction Document at the start of the Extension Period, IBM will extend the provision of such Services or Services
Transfer Assistance as described in this Section 1.4, only if *    and *
                                          -----------
during such Extension Period and *    such Transaction Document for such *
period. Equifax will be *    for the remaining part of such Extension Period
covered by such *

2.  DEFINITIONS

In the Agreement (including each Transaction Document and the Supplement and Schedules thereto), the following terms will have the following meanings:

Action                   has the meaning given in Section 17.8.

AD/M                     means both Applications Development and Applications
                         Maintenance.

AD/M Projects            means the Applications Development and Applications
                         Maintenance performed during the Term and the production cutover date for the corresponding Scheduled
                         Projects and/or each New Service added during the Term requiring the performance of Applications Development and Applications Maintenance by IBM.

Affected Employees       has the meaning given in Section 5.2.

Affiliates               means, with respect to a Party, any entity at any time
                         Controlling, Controlled by or under common Control with such Party.

Agreement                means this Master Agreement for Operations Support
                         Services Agreement and the forms of Exhibits and Schedules referenced herein and each Transaction
                         Document referencing the Master Agreement for Operations Support Services and the Supplement and
                         Schedules referenced therein.

Annual Service Charge         has the meaning given in the Supplement and
or ASC                        Schedules to each Transaction Document for such
                              Transaction Document.

Applications Development      means the programming of any new applications
                              software, and changes or enhancements to existing
                              Applications Software. Programming effort shall include the pre and post development analysis, planning, design, coding, testing, installation, provision of a single set of program and training documentation per Applications Software program and training necessary to complete the task.

Applications Development      means the pre and post development analysis,
 Methodology                  planning, design, coding, testing, installation,
                              provision of a single set of program and training documentation per Application Software program and training necessary to complete the task.

Applications Maintenance      means defect identification and provision of
                              fixes, and installation of those fixes and updates for the Applications Software provided by the Applications Software vendors as part of normal maintenance service for the Applications Software for which there is no charge by such vendors in addition to periodic maintenance charges, if any, and defect identification, provision of fixes and installation of those fixes and updates for Applications Software for which there is no generally commercially available maintenance support.

Applications Software         means those programs and programming, including
                              all supporting documentation and media, that perform specific user related data processing, data management and telecommunications tasks, including updates, enhancements, modifications, releases and Derivative Works thereof.
                              Applications Software as of the Commencement Date is listed in Schedule A to each Transaction
                              Document for such Transaction Document, which Schedule shall be updated pursuant to Section 8.1 during the Term to reflect the then-current
                              Applications Software.

Applications Software -       means the Applications Software listed on Schedule
Equifax                       A to each Transaction Document for such
                              Transaction Document under such heading, provided or to be provided by Equifax.

Applications Software -       means the Applications Software listed on Schedule
IBM                           A to each Transaction Document for such
                              Transaction Document under such heading, provided or to be provided by IBM.

Authorized User               means a person or entity authorized to use the
                              Services, including without limitation the System, by Equifax.

Baseline(s)                   has the meaning given in Schedule J to each
                              Transaction Document for such Transaction
                              Document.

Business and Operations       has the meaning given in Section 6.2(b).
 Support Plan

Cable or Cabling              means the wires or cables that interconnect
                              Machines and/or connect a Machine to a facility connection.

Change Control Process        has the meaning given in Section 6.3 of the
                                                       -----------
                              Agreement.

Change of Control             means the transfer of the Control of a Party, or a
                              sale of substantially all of the assets of a Party, from the persons or persons who hold such Control on the Effective Date to another person or persons, but shall not include a transfer of the Control of a Party to an Affiliate of such Party.

Change Request                has the meaning given in Section 6.3.
                                                       -----------

Claim                         has the meaning given in Section 14.5(a).
                                                       ---------------

Code                          has the meaning given in Section 10.
                                                       ----------

Commencement Date             means the date set forth in each Transaction
                              Document for the start of the Services covered by such Transaction Document.

Company Information           has the meaning given in Section 11.1.
                                                       ------------

Confidential Information      has the meaning given in Section 11.1.
                                                       ------------

Contract Year                 means each twelve (12) calendar month period, or
                              portion thereof, beginning January 1 of each calendar year during the Term.

Control, Controlling, or      means possessing, directly or indirectly, the
 Controlled                   power to direct or cause the direction of the
                              management and policies of an entity through ownership of greater than fifty (50%) percent of the voting securities of such entity.

Cost of Living Adjustment     has the meaning given in Schedule J to each
                                                       ----------
 ("COLA")                     Transaction Document for such Transaction
                              Document.

CRF or Change Request Form    has the meaning given in Section 6.3.
                                                       -----------

Data Center                   means the data centers from which the Services are
                              provided located in the Facilities as set forth in each Transaction Document.

Data Network                  means the communication facilities and components
                              set forth in the Schedules to each Transaction
                              Document that are used to transmit voice, image and data signals and which initially consist of the communications facilities and components used by the Equifax Group immediately prior to the Commencement Date to provide information communication services to the Equifax Group, including without limitation, all Machines,
                              Software, communications lines, Cabling and Wiring used to connect and transmit information among the Facilities and the Network Locations, but does not include End User Machines.

Derivative Work               means a work based on one or more pre-existing
                              works, including without limitation, a
                              condensation, transformation, expansion or adaptation, which would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

Develop                       has the meaning given in Section 10.
                                                       ----------
Direct Damages                has the meaning given in Section 13.3.
                                                       ------------
Direct Damages Caps           has the meaning given in Section 13.1(b).
                                                       --------------
*                             *

Disaster Recovery Center      means the location designated by such name or its
                              equivalent in the Disaster Recovery plan
                              referenced in Schedule G to each Transaction
                                            ----------
                              Document for such Transaction Document.

Disaster Recovery Services    means the Disaster Recovery services described in
                              Schedule G to each Transaction Document for such
                              ----------
                              Transaction Document.

Effective Date                means the date set forth on the initial page of
                              the Master Agreement.

End User Machines             means all work stations, terminals, printers, fax
                              machines, and associated peripheral equipment used by end users and described in a Schedule to each Transaction Document for such Transaction
                              Document, whether stationary or mobile equipment used by end users, but does not include the work stations being used by IBM personnel in connection with the scheduled Projects or the Equifax
                              Provided Hardware located in the Data Center.

Elements of the Services      has the meaning given in Section 17.15.
                                                       -------------

Equifax Business              means the businesses engaged in by the Equifax
                              Group.

Equifax Code                  means Code Developed by IBM and/or its
                              subcontractors independently or jointly with the Equifax Group and/or their contractors, as part of the Services. Equifax Code shall not include any IBM Derivative Code.

Equifax Direct Damages Cap    has the meaning given in Section 13.1(b).
                                                       --------------

Equifax Derivative Code       means Developed Code, which constitutes Derivative
                              Work of software for which the copyright is owned by the Equifax Group and/or their contractors.

Equifax Group                 means individually and collectively Equifax and
                              its existing and future Affiliates that are using and/or receiving any portion of the Services.

Equifax In-Scope Operations   means all functions, responsibilities, tasks and
                              activities that are described in the Agreement and each Transaction Document (including the
                              Supplement and Schedules thereto) that are to be performed by IBM under the Agreement, including, without limitation, those performed for the Equifax Group by the Affected Employees that are directly related to information technology services under each Transaction Document before they entered the employ of IBM and/or its Affiliates and subcontractors and those performed by IBM and/or its Affiliates for Equifax and/or its Affiliates immediately prior to the Commencement Date under any Transaction Document or agreement with IBM comprised of or directly related to the information technology services under such Transaction Document and otherwise within the scope of the prior Transaction Document or agreement between Equifax and IBM pursuant to which such services were performed unless specifically deleted or otherwise described
                              (versus not described) in the new Transaction
                              Document.

Equifax LAN Software          has the meaning given in Schedule A to each
                                                       ----------
                              Transaction Document for such Transaction
                              Document.

Equifax Provided Hardware     means the computer equipment peripheral devices,
                              storage media, Cabling, connectors, the Data
                              Network, the LAN, telephone equipment and other
                              equipment (however described) provided from time
                              to time by the Equifax Group for use by IBM to
                              perform and deliver the Services and fulfill its
                              obligations under the Agreement. The Equifax
                              Provided Hardware as of the Commencement Date is
                              listed on and/or referred to in Schedule C to each
                                                              ----------
                              Transaction Document for such Transaction
                              Document, which schedule shall be updated pursuant
                              to Section 8.1 during the Term to reflect the then
                                 -----------
                              - vcurrent Equifax Provided Hardware.

Equifax Provided Office       means the desks, chairs, filing cabinets, office
 Furnishings                  cube partitions and other office furniture
                              (however described) provided from time to time by
                              the Equifax Group for use by IBM to perform and
                              deliver the Services and fulfill its obligations
                              under the Agreement. The Equifax Provided Office
                              Furnishings as of the Commencement Date are listed
                              on and/or referred to in Schedule T to each
                                                       ----------
                              Transaction Document for such Transaction
                              Document, which schedule shall be updated pursuant
                              to Section 8.1 during the Term to reflect the then
                                 -----------
                              - current Equifax Provided Office Furnishings.

Equifax Server                shall have the meaning given in a Schedule to
 Configurations               each Transaction Document for such Transaction
                              Document.

Equifax Software              means Applications Software-Equifax, Systems
                              Software-Equifax and Equifax LAN Software.

Equifax Works                 means literary works of authorship (other than
                              Code) Developed by IBM and/or its subcontractors independently or jointly with the Equifax Group and/or its contractors under the Agreement, specifically for the Equifax Group or the Equifax
                              Business or specifically for the purpose of providing the Services, including without limitation user manuals, charts, graphs and other written documentation, and machine-readable text and files, but shall not include any Derivative
                              Works of any works in which the copyright is owned by IBM, its Affiliates or subcontractors.

Equifax/IBM Integrated        has the meaning given in Section 6.1.
                                                       -----------
 Planning Team

Execution Date                has the meaning given in Section 8.3(c).
                                                       --------------

Extension Period              has the meaning given in Section 1.4
                                                       -----------

Facilities                    has the meaning given in a Schedule to each
                              Transaction Document for such Transaction
                              Document.

Force Majeure Event           has the meaning given in Section 17.3(a).
                                                       ---------------

Help Desk                     means the IBM help desk which is staffed by IBM to
                              provide support to Equifax as described in
                              Schedule M to each Transaction Document for such
                              ----------
                              Transaction Document.

IBM Code means Code Developed by IBM personnel at IBM's expense and not as part of the Services, but used to provide the Services, which code does not constitute a Derivative Work of any software owned by the Equifax Group, IBM, or their respective Affiliates or contractors or subcontractors. IBM Code shall not include any Equifax Derivative Code.

IBM Derivative Code           means Code Developed under the Agreement, which
                              constitutes Derivative Works of software for which the copyright is owned by IBM, its Affiliates or its subcontractors.

IBM Direct Damages Cap        has the meaning given in Section 13.1(a)(i).

IBM Indemnitees               has the meaning given in Section 14.2.
                                                       ------------

IBM Interfaces                means Code and/or literary works of authorship
                              created at IBM's expense, by IBM personnel and/or its contractors and not as part of the Services, but used to provide the Services, and interface or describe and instruct regarding the interface, between and among Applications Software and the Systems Software, which does not constitute a Derivative Work of any software or literary works of authorship owned by the Equifax Group, IBM, or their respective Affiliates or contractors, including without limitation, user manuals, charts, graphs and other written documentation, and machine-readable text and files.

IBM LAN Software             has the meaning given in Schedules A and B.
                                                      ------------------

IBM Logo Products            has the meaning given in Section 4.7.
                                                      -----------

IBM Machines                 means the computer equipment, peripheral devices,
                             storage media, cabling, connectors, extenders and
                             other equipment (however described) including
                             without limitation, modems, routers and termination
                             boxes for the Network located in the Facilities and
                             other Equifax Group Sites, including without
                             limitation Data Center and at the Network
                             Locations, provided by or through and used from
                             time to time by IBM to perform and deliver the
                             Services and fulfill its obligations under the
                             Agreement. The IBM Machines as of the Commencement
                             Date are listed on Schedule D to each Transaction
                                                ----------
                             Document for such Transaction Document, which
                             schedule shall be updated pursuant to Section 8.1
                                                                   -----------
                             during the Term to reflect the then current IBM
                             Machines.


IBM Software                 means the Applications Software-IBM, Systems
                             Software-IBM and IBM LAN Software.

     *                       *

IBM Works                    means literary works of authorship (other than
                             Code) Developed at IBM's expense, by IBM personnel and/or its contractors and not specifically for the Equifax Group or the Equifax Business or not specifically for the purpose of providing the Services, but used to provide the Services, including without limitation user manuals, charts, graphs and other written documentation and machine-readable text and files, but shall not include any Derivative Works of any works in which the copyright is owned by Equifax or its Affiliates or subcontractors.

Indemnified Party            has the meaning given in Section 14.4.
                                                      ------------

Indemnifying Party           has the meaning given in Section 14.5(a).
                                                      ---------------

Indemnitee                   has the meaning given in Section 14.1.
                                                      ------------

Installations, Moves, Adds   "Installation" means the installation of circuits,
and Changes or (IMACs)       network hardware and software and network end-user
                             equipment at any Authorized User location, *
                             "Move" means the physical disconnection of network
                             equipment and services and, in some cases, the
                             relocation to another site. In most cases, this
                             activity is coordinated with outside vendors, such
                             as telephone company representatives. *
                             Recording of assets by decal and serial number  *
                             "Add" means the process of adding, expanding and
                             possibly reconfiguring network systems. This may
                             involve circuits, circuit speeds or network
                             equipment. In some cases, network software would be
                             affected *.   "Change" means the process of
                             altering an existing network system or environment
                             and could include network software upgrades and
                             system or technology enhancements. The change could
                             be implemented by IBM or a third-party vendor,   *.

Integrated Planning Team     means the team composed of the individuals
or "IPT"                     specified in Section 6.
                                          ---------

Key Employees                means those employees agreed by Equifax and IBM
                             to be key employees pursuant to each Transaction
                             Document and identified in Schedule V thereto.
                                                        ----------

Level One Support            has the meaning given in a Schedule to each
                             Transaction Document for such Transaction Document.

Level Three Support          has the meaning given in a Schedule to each
                             Transaction Document for such Transaction Document.

Level Two Support            has the meaning given in a Schedule to each
                             Transaction Document for such Transaction Document.

Listed Subcontractors        has the meaning given in Section 8.6(a).
                                                      --------------

Local Area Network (LAN)     means all communications equipment and components
                             that are used to transmit voice, image and data
                             signals within a local area network and which
                             initially consist of the communications facilities
                             and components in use by Equifax immediately prior
                             to the Commencement Date to provide local area
                             network communications facilities to the Equifax
                             Group as described in Schedule I to each
                                                   ----------
                             Transaction Document for such Transaction Document, including without limitation the associated attachments, peripherals, features, software and accessories, communications lines and Cabling, including the wiring systems, at the locations specified in such Schedule.

Losses means all losses, liabilities, damages, penalties and claims (including taxes and all related interest and penalties incurred directly with respect thereto), and all related costs, expenses and other charges (including all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

Machines                     means the IBM Machines and Equifax Provided
                             Hardware.

*                             means those Software fixes and updates provided by
                             the Software vendors as part of normal maintenance service for the Software for which there is no charge by such vendors in addition to periodic maintenance charges, if any.

Materials                    means the Equifax Code, the Equifax Derivative
                             Code, the Equifax Works, the IBM Code, the IBM
                             Derivative Code, the IBM Works and the IBM
                             Interfaces.

*                            has the meaning given in Schedule S to each
                                                      ----------
                             Transaction Document for such Transaction Document.

Monthly Charge               has the meaning given in Schedule J to each
                                                      ----------
                             Transaction Document for such Transaction Document.

Network                      means the Data Network, Local Area Network and
                             Voice Services.

Network Locations            has the meaning given in Schedule I to each
                                                      ----------
                             Transaction Document for such Transaction Document.

Network Vendors              means any third parties providing information
                             communication services to Equifax which are accessed or will be accessed through the Network.

New Services                 has the meaning given in Section 3.12.
                                                      -------------

Notice                       has the meaning given in Section 16.1(b)
                                                      ---------------

Other Products               has the meaning given in Section 4.5(c).
                                                      --------------

Parties means IBM and Equifax as detailed on the initial page of the Agreement.

Party means IBM or Equifax as detailed on the initial page of the Agreement.

* means the service levels and performance responsibilities under which the Services will be provided. The * are described in Schedule S to each Transaction Document for such Transaction Document.

*                            *

Poll means to electronically connect the Facilities to the other Equifax Group sites to retrieve data, perform downloads/updates and/or execute remote diagnostics.

Project means the portion of the Services described in Schedule N to each Transaction Document.
                             ----------

Project Executive            has the meaning given in Section 7.1.
                                                      -----------

Required Consents            means any consents or approvals required to be
                             obtained (a) to allow IBM and its subcontractors to assume financial and/or support, operational, management and administrative responsibility for the Equifax Software, the Equifax Provided Hardware and the Equifax Provided Office Furnishings in connection with the Services; (b) for the licensing, transfer and/or grant of the right to the Equifax Group to use the IBM Software and IBM
                             Machines as contemplated by the Agreement; and (c) for the Equifax Group and IBM and its subcontractors to have access to and use of the space, equipment, software and/or third party services provided under the Third Party Agreements in connection with the Services as contemplated by the Agreement.

Resource Unit ("RU")         has the meaning given in Schedule E to each
                                                      ----------
                             Transaction Document for such Transaction Document.

     *                       *

Service Employees            has the meaning given in Section 12.6(g).
                                                      ---------------

Services means the Equifax In-Scope Operations, including, without limitation, any migration of the Equifax In-Scope Operations from the Equifax Group to IBM pursuant to a Transaction Document.

Services Transfer            has the meaning given in Section 12.5.
Assistance                                            ------------

     *                       *

Software                     means IBM Software and Equifax Software.

Supplement                   means the Supplement to each Transaction Document
                             containing the charges and certain other necessary information.

System means the Machines, Software and Network covered under the Agreement and the operating environment therefor.

Systems Software             means those programs and programming (including all
                             supporting documentation and media) that perform
                             tasks related to the functioning of the data
                             processing, and telecommunication equipment which
                             is used to operate the Applications Software or
                             otherwise to support the provision of the Services
                             by IBM under the Agreement, whether or not licensed
                             to IBM. Systems Software may include but is not
                             limited to, database creation and management
                             software, application development tools, operating
                             systems, software utilities, data security
                             software, data network software, communications
                             monitors and data base managers. Systems Software
                             as of the Commencement Date is listed in Schedule B
                                                                      ----------
                             to each Transaction Document for such Transaction
                             Document, which schedule shall be updated pursuant
                             to Section 8.1 during the Term to reflect the then
                                -----------
                             current Systems Software.

Systems Software - Equifax   means the systems software and general purpose
                             software such as the database creation and
                             management software, utility software and
                             applications development tools software listed in
                             Schedule B to each Transaction Document for such
                             ----------
                             Transaction Document under such heading provided or to be provided by Equifax.


Systems Software-IBM         means Systems Software listed in Schedule B to each
                                                              ----------
                             Transaction Document for such Transaction Document under the heading "Systems Software-IBM", provided or to be provided by IBM.

Systems Software             means defect identification and fixes, and
Maintenance                  installation of those fixes and updates provided by
                             software vendors as part of normal maintenance
                             service for Systems Software for which there is no
                             charge by such vendor in addition to periodic
                             maintenance charges, if any, and, subject to
                             Section 3.9 defect identification, provision of
                             -----------
                             fixes and installation of those fixes and updates for Systems Software used by IBM to provide the Services for which there is no generally commercially available maintenance and support.

Term                         has the meaning given in Section 1.3 and any
                                                      -----------
                             extension and renewal term described in the Agreement.

Termination Charge           means the amount set forth in a Supplement to a
                             Transaction Document.

Third Party Agreements       means those contractual, leasing and licensing
                             arrangements for which IBM has undertaken
                             financial, management and/or administrative
                             responsibility and pursuant to which a member of
                             the Equifax Group receives any third party
                             products, software and/or services in connection
                             with the provision of the Services. Third Party
                             Agreements to which one or more members of the
                             Equifax Group is a party are listed on Schedule F
                                                                    ----------
                             to each Transaction Document for such Transaction
                             Document, which schedule shall be updated pursuant
                             to Section 8.1 during the Term to reflect the then-
                                -----------
                             current Third Party Agreements.

Third Party Provider         means a business or entity other than a member of
                             the Equifax Group or IBM that provides products, software and/or services under a Third Party
                             Agreement, in support of the provision of the Services by IBM.

Tower                        has the meaning given in Section 1.2(a).
                                                      --------------

Trade Secrets                has the meaning given in Section 11.1
                                                      ------------

Transaction Document         means each document executed by IBM with Equifax
                             pursuant to the Agreement, providing for the
                             performance and delivery of a portion of the
                             Services to a specific site or group of sites with
                             respect to one or more of the Towers. Such document
                             will be in the form of Exhibit 3 and structured as
                                                    ---------
                             described in Exhibit 2.
                                          ---------

*                            *

Transition Costs             means the costs incurred and profit charged by IBM
                             on such costs to transition into a Transaction
                             Document Services arrangement. Such costs do not include the costs of hardware or software to provide the on-going Services.

Transition Period            has the meaning given in Section 5.1(a).
                                                      --------------

Transition Personnel         has the meaning given in Section 5.1(b).
                                                      --------------

Transition Plan              has the meaning given in Section 5.1(a).
                                                      --------------

Unplanned Resource Unit      has the meaning given in Schedule J to each
                                                      ----------
                             Transaction Document.

Version means those Software updates that generally add function to the existing Software and may be provided by the Software vendors at a fee over and above the standard periodic software maintenance costs.

*                            *

Voice Equipment              means PBXs and Key Systems (AT&T and non-AT&T),
                             telephony switches, key systems, telephone sets, voice mail equipment, voice response units and associated software and equipment performing similar functions.

Voice Services               means all Voice Equipment and associated
                             controllers, channel banks, carrier services (e.g., VNET), lines and Cabling, together with all software related thereto, used to transmit voice traffic within or outside of Equifax locations, but does not include the Data Network.

Wind-Down Expenses           means the net amount, after IBM takes commercially
                             reasonable action to *   that will reimburse IBM
                             for the actual reasonable costs that IBM incurs in
                             *    in the event of a termination occurring
                             prior to the expiration of the Term or the term of any Transaction Document; provided, however,
                             Equifax shall have the right to *

Wiring means those cables or wires that are internal to the building structure and that interconnect machines within the same building or between buildings.

*    *

*    *

3.   THE SERVICES

3.1  Obligation to Provide Services

a) Starting on the Commencement Date of each Transaction Document and continuing during the term of each Transaction Document, IBM shall provide the Services to, and perform the Services for, the Equifax Group.

b) In performing and providing the Services, the relationship of IBM with the members of the Equifax Group will be as an independent contractor. However, as a result of its position in providing and performing the Services, the Parties acknowledge that certain employees of IBM and each of its Affiliates providing portions of the Services may have a unique knowledge of the information technology operations of the members of the Equifax Group that no employee of a member of the Equifax Group will have in full, and employees of IBM and each of its Affiliates providing portions of the Services will be interacting with the employees, executive management and accountants to the Equifax Group and the members thereof, and will be performing functions that would otherwise be performed by employees of the Equifax Group.

c)   There may be *   (including the Transaction Documents and the Supplements
     and Schedules thereto) which are *   and are *  . If such *   are
     determined to be *   or are *   the Services,   *. Each such determination
     shall be made by agreement of the Parties or resolved pursuant to the dispute resolution provisions of Section 16.
                                      ----------

3.2  PERFORMANCE

a)   IBM agrees that the performance of the Services covered by each Transaction
     Document will *    subject to the limitations and in accordance with the
     provisions set forth in the Agreement.

b) Concurrent with the semi-annual Business and Operations Support Plan review process described in Sections 6.1 and 6.2 and more often if requested by
                          ------------     ---
     Equifax, Equifax and IBM will review and agree to commercially reasonable changes, modifications, deletions and replacements of and additions to the
     * under each Transaction Document for the purposes of better and more timely reflecting, facilitating and supporting the continuing development, and evolving priorities of the Equifax Group and the Equifax Business. Any such changes will be implemented through the Change Control Process. The
     * shall not be changed, modified or adjusted downward or upward without the prior written agreement of the Parties. The Parties intend that the
     * will be * . The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the *

c) IBM will continue to use the existing measurement and monitoring tools and procedures to set Resource Unit Baseline measurements and to measure and
     report IBM's performance of the Services. *     Subject to Equifax's prior
     approval (which approval shall not be unreasonably withheld), IBM shall implement the necessary measurement and monitoring tools and procedures required to set Resource Unit Baseline measurements and to measure and report IBM's performance of the Services * may be developed, modified and changed during the term of each Transaction Document and as the Services may evolve and be supplemented and enhanced during the Term. Such measurement and monitoring shall permit reporting at a reasonable level of detail sufficient to verify compliance with * and application of any *
     IBM shall prepare and maintain detailed records regarding its compliance
     with the and the determination and application of. *     Upon request, IBM
     shall provide Equifax with information and reasonable access to such tools and procedures, and the records relating thereto, for purposes of verification of the reported performance levels.

3.3  DISASTER RECOVERY SERVICES

IBM will provide Disaster Recovery Services under each Transaction Document in accordance with Schedule G to each Transaction Document. If IBM fails to
                ----------
provide Disaster Recovery Services to the extent and in accordance with the time table set forth in such Schedule for a period as set forth in Schedule G to each
                                                              ----------
Transaction Document, Equifax will be entitled, at its election    * upon
written notice to IBM.  If Equifax elects to *        Equifax shall give notice
to IBM of such election within thirty (30) days after the occurrence of the
event on which. *          In the event of * is authorized under this Section
                                                                      -------
3.3, Equifax shall not be required to *   any *  or *    to IBM. Such *    shall
---
not constitute the sole and exclusive remedy of Equifax for such failure of performance by IBM.

3.4  AUDITS

a)   IBM will assist the Equifax Group in meeting their respective audit and
     regulatory requirements, including providing access to *   to enable the

     Equifax Group and its auditors and examiners to conduct appropriate audits and examinations of the Equifax Group's operations and IBM's operations relating to the performance of the Services, and to verify the accuracy of IBM's charges and credits to Equifax and that the Services are being
     provided in accordance with the Agreement *   provided, however, that
     neither Equifax nor its auditors will be allowed access to other IBM or IBM Affiliates customers' records or IBM confidential and proprietary data; but provided further that nothing in the Agreement shall limit or restrict Equifax's or IBM's rights in discovery proceedings pursuant to any civil litigation. Such access will require forty-eight (48) hour written notice to IBM and will be provided at reasonable hours. If any audit or examination reveals that IBM's invoices for the audited period are not correct (other than amounts in dispute pursuant to Section 9.12), IBM
                                                        ------------
     shall promptly reimburse Equifax for the amount of any overcharges, or Equifax shall promptly pay IBM for the amount of any undercharges. If any such audit activities interfere with IBM's ability to perform the Services
     * under any Transaction Document, IBM shall be relieved of such performance obligations under such Transaction Document to the extent caused by such audit activity. If the assistance required of IBM shall cause IBM to expend resources and incur additional costs to provide such assistance that are not within the scope of the Services and Resource Unit Baselines, Equifax shall reimburse IBM for such costs.

b)   Subject to Section 4.6, IBM agrees to make any changes to the Services and
                -----------
     take other actions which are necessary in order to maintain compliance with laws or regulations applicable to its performance and provision of the Services. Subject to Section 4.6, Equifax may submit to IBM findings and
                           -----------
     recommendations regarding changes to the Services necessary for the compliance by Equifax with applicable laws and regulations which IBM will analyze and consider in good faith. IBM shall promptly respond to Equifax regarding IBM's evaluation and activity plan for such findings and recommendations.

3.5  FACILITIES AND DATA CENTER

a)   IBM will not *   as set forth in each Transaction Document without the
     prior written consent of Equifax as described in Section 5.3(d).
                                                      -------

b)   During the Term, IBM will provide the Equifax Group with access upon prior
     notice to *   in order for Equifax to *  and such *   will be conducted in
     a manner reasonably calculated not to interfere with IBM's provision of Services.

c)   IBM will provide reasonable access to *   as necessary or appropriate for
     the performance, delivery and use of the Services by the Equifax Group and for the operation, maintenance, upgrade, support and use of any other
     Equifax hardware, software and other resources *   (i) to the Equifax
     Group's authorized employees, agents and representatives, and (ii) *   of
     installation, maintenance, support and upgrade services, technology and hardware for the System and any other Equifax hardware, software and other resources located in the Facilities including the Data Center serviced thereby. To the extent practical in light of such installation, maintenance, support and upgrade requirements, Equifax will provide * notice to IBM prior to any *

d)   All access to *   shall be subject to (i) reasonable data and records
     protection and physical security measures (including Equifax physical security requirements) and (ii) such Equifax Group employees, agents and
     representatives *   undertaking reasonable confidentiality requirements
     relating to such visits.

3.6  SECURITY

Equifax will authorize all access to all Software operated by, and Company Information and other records of the Equifax Group in the possession of, IBM in support of the Services covered by each Transaction Document through the data and records security procedures as described in Schedule L to such Transaction
                                                ----------
Document. IBM shall notify Equifax of the identity of each of the entities and personnel working with IBM to provide and perform the Services covered by each Transaction Document that are to be authorized access to the Software utilized in support of the Services covered by such Transaction Document and the level of security access required by each. The Parties shall cooperate in administering security procedures regarding such access, in accordance with such Schedule.
IBM will enable such access by persons as designated by Equifax and deny such access to all other persons, in accordance with such Schedule.

3.7  TECHNOLOGY REFRESH

IBM will refresh the information technologies components of the Services (including both hardware and software components) as specifically provided in the Agreement (including each Transaction Document). This Section 3.7 shall not
                                                           -----------
affect or limit IBM's obligations or authority to perform the repair, maintenance and upgrade functions and services as set forth in the Agreement.

3.8  SOFTWARE LICENSES

a) IBM will comply with all license obligations under all licenses and maintenance agreements for the Software, including without limitation, the obligations of nondisclosure and scope of use; provided, however, IBM will only be obligated under this Section 3.8(a) with regard to the licenses and
                                  --------------
     maintenance agreements for Equifax Software to the extent the obligations thereunder are disclosed to and accepted by IBM. To the extent provided to IBM by Equifax prior to execution of each Transaction Document, IBM shall be deemed to have reviewed and accepted the obligations under the licenses and maintenance agreements for the Equifax Software listed on Schedules to such Transaction Document as of the Commencement Date under such Transaction Document, unless otherwise noted in such Transaction Document.

b) All IBM Software provided by IBM in connection with the Services and any Equifax Software licensed under a Third Party Agreement shall be licensed (and the attendant maintenance arrangements contracted) in the name of the Equifax Group member designated by Equifax as the licensee with IBM having the right to access and use such Software in performing the Services, unless IBM can procure such Software (and/or attendant maintenance arrangement) on a more cost effective basis licensed in its own name.

c)   IBM shall use commercially reasonable efforts to obtain *   for the
     Software licensed and contracted in IBM's name as licensee to Equifax upon termination or expiration of the Agreement and as applicable, each Transaction

     Document.  If IBM is unable to obtain *   the rights described in the
     immediately preceding sentence, and, in any event, prior to (i) the addition to the IBM Software of any software which is not listed in Schedules to a Transaction Document for the Equifax operations covered by such Transaction Document; or (ii) any upgrade, enhancement or modification of any IBM Software listed in Schedules to a Transaction Document for the Equifax operations covered by such Transaction Document, IBM shall (A) obtain Equifax's prior written consent for any such actions, (B) provide
     Equifax with information regarding *   for such IBM Software upon the
     expiration or termination of the Agreement and as applicable, each Transaction Document, and (C) use commercially reasonable efforts to obtain
     *   upon the expiration or termination of the Agreement upon the *   of
     such requirements. If Equifax does not respond to a request for consent
     from IBM within *   of receipt of such request together with the
     information and confirmation of the actions required of IBM in this Section
                                                                         -------
     3.8(c), Equifax shall be deemed to have granted its consent to the actions
     ------
     for which IBM requested consent. IBM shall consider and take into account in the negotiation of its licensing and maintenance arrangements with providers of the IBM Software, *

d) IBM shall not direct the Equifax Group to terminate, extend, replace, amend or add licenses for the Software and/or the maintenance arrangements attendant therewith, contracted in the name of a member of the Equifax Group without notifying Equifax in writing of the proposed action by IBM and obtaining Equifax's prior written agreement; moreover, IBM shall provide to Equifax a written report of the reasons for, and the impact and ramifications on the Services of, such proposed action concurrently with such notification. IBM may terminate, replace, amend or add licensees for the IBM Software as it chooses so long as IBM continues to perform the Services in the manner required by the Agreement; provided, however, IBM
     agrees to provide *   written notification to Equifax prior to each such
     termination, replacement, amendment or addition and concurrently with such notification, deliver to Equifax a written report of the reasons for, and the impact and ramifications on the Services of, IBM's proposed action. In addition, if such action by IBM with respect to a license and/or maintenance arrangement for the IBM Software will have an impact on the Services or the monitoring and/or evaluation of the Services in a manner
     that in turn will have a *   on the Equifax Group or the ability of IBM or
     Equifax to monitor and/or evaluate the performance and delivery of the Services, and IBM is notified in writing by Equifax of its estimate of such
     * prior to IBM's implementation of such action and IBM elects to proceed, IBM will provide or cause to be provided the programs, services, rights and other benefits and resources that are the subject of such licenses and maintenance agreements to the Equifax Group on terms no less favorable than the terms of such license and maintenance agreements and ensure that there shall be no negative impact on the ability of IBM or Equifax to monitor and/or evaluate the performance and delivery of the Services. If Equifax in connection with or resulting from IBM's termination, replacement, amendment or addition of any license for IBM Software and/or maintenance arrangement
     incurs additional *   or *   including but not limited to *   and IBM has
     been notified in writing by Equifax of its estimate of such *   prior to
     IBM's implementation of such action and IBM elects to proceed, IBM shall
     promptly *   Equifax *   Equifax; provided, however, that in each instance
     in this Section 3.8(d) that Equifax provides IBM an estimate of the
             --------------
     *   of an action by IBM on Equifax, the *   by Equifax in
     each such instance shall not *   of the *   provided to IBM for each such
     instance.

e) IBM will provide to Equifax, and update as changes occur, a listing of all Software by name, Maintenance Release and Version promoted into production on each Machine at each location of the Machines.

3.9  SOFTWARE CURRENCY

     The Parties agree to maintain reasonable currency for Maintenance Releases and Versions of Software, unless Equifax requests otherwise. For purposes of this Section, "reasonable currency" shall mean that the next Maintenance
     Release or Version is installed not later than the longer of (i) *   after
     the date the licensor makes such Maintenance Release or Version
     commercially available, or (ii) within *   after the date the licensor
     *   which causes Equifax to be *   unless such Maintenance Release or
     Version *   in which case *

     In the event Equifax requests IBM to expedite installation of a Maintenance Release or Version or to delay the installation of a Maintenance Release or Version of specific Software beyond such period or requires operation and maintenance of multiple Versions of Software, IBM shall do so, provided, that if IBM reasonably determines that it will incur any additional costs as a result of such requests (e.g., Software support costs due to withdrawal of maintenance by the licensor, multiple version charges, etc.) for resources not otherwise required to provide the Services under the applicable Transaction Document or covered under a current Resource Unit Baseline for such Transaction Document, then IBM will notify Equifax of the amount of such costs in writing and Equifax, at its option, will either delay installation of such Maintenance Release or Version or update the Software to the current level (as applicable) or reimburse IBM for any demonstrable costs. The installation and promotion into production of each Maintenance Release and Version shall be performed in accordance with the Change Control Process.

     In addition, Equifax shall *   to the extent directly impacted by the delay
     or acceleration of the next Maintenance Release or Version until such time as the affected Software is brought to "reasonable currency" as defined in this Section 3.9.
          -----------

3.10 *

     IBM will take commercially reasonable measures to ensure that *   IBM will
     continue to perform the *   in place at the Equifax Group prior to the
     Commencement Date of each Transaction Document, and will continue to *
     that are commercially reasonable and consistent with industry standards. If
     a *   IBM shall *   and *   to *   provided, however, IBM shall *   if
     required due to the nature or severity of *   shall bear the costs
     associated with such efforts. Notwithstanding any other term of this
     Section 3.10, neither
     ------------

     Party shall be liable to the other Party or any of its Affiliates for any
     such costs incurred by any of them with respect to *   IBM shall be
     relieved of *   to the extent such *   impacts IBM's ability to satisfy
     such *

3.11 SOFTWARE - SUBSTITUTIONS AND ADDITIONS

a)   If Equifax requests a substitution of any Software under any Transaction
     Document for which IBM has financial responsibility, Equifax shall *   in
     the *   by which the *   attributable to the substituted Software *   or is
     *   the then-current *   being *   attributable to the Software being
     replaced. If Equifax *   any Software for which IBM has financial
     responsibility *   to a Transaction Document and does not immediately *
     Equifax may utilize an *   to the then-current applicable *   attributable
     to such *   Software to *   attributable to *   Software or receive a *
     IBM will provide Equifax with the requisite *   support documentation to
     assist Equifax in evaluating the decision to *   Equifax will be
     responsible for any other *   to the Software vendor associated with such
     *

b)   Equifax may *   the Schedules to any Transaction Document.  IBM agrees *
     use and operate any Software *   provided, however, that any resources
     (software, hardware, personnel, etc.) required to install, delete and/or operate such added Software that is not otherwise required to provide the Services under such Transaction Document, or covered under a current Resource Unit Baseline for such Transaction Document, will be provided as New Services pursuant to Sections 3.12. Equifax shall be permitted by IBM
                              -------------
     to *   and IBM shall provide the cooperation, information and access necessary or appropriate to permit Equifax to perform such functions.

c) If IBM timely notifies Equifax that any software requested by Equifax be substituted for, deleted from, or added to, the Software will have an adverse impact on the operation of the System before such action is effected and Equifax directs IBM to effect such action even in view of such
     notice *   such action affects IBM's ability to *

3.12 NEW SERVICES

a)   During the Term, Equifax may request IBM to perform a "New Services"
                                                           ------------
     (defined as an additional function, responsibility or task under any Transaction Document that requires resources for which there is no current Resource Unit Baseline or charging methodology under such Transaction Document, that is, such function, responsibility or task is not included in the Monthly Charge and is not charged separately under another methodology other than this New Services provision). Further, Equifax's request for a
     New Service may include a request for IBM to *   one or more *   then being
     provided under the applicable Transaction Document *   New Services. In
     such event, IBM shall determine the *   related to
     the element or elements of the Services *   and those required for the New
     Services being added.

     Promptly after receiving each request for New Services from Equifax, IBM will provide a written quote for such New Services to Equifax setting forth
     the *   and *   in the *   and/or *   under the applicable Transaction
     Document, and as applicable, *   in existing *   and additional *   if any,
     that will be attributable to such New Services, and will concurrently deliver to Equifax as a part of such quote a detailed description of and proposal for the New Services together with a report regarding the ramifications and impacts of such New Services on the Services under such
     Transaction Document. All changes in the *   and other *   will be based
     upon the required proportional *   in *   and other *   applicable to the
     New Services relative to the *   and existing other *   Upon receipt of
     such quote and other documentation, Equifax may then elect to have IBM
     perform the New Services, and the *   and, if applicable, *   and *   under
     such Transaction Document will be established and/or adjusted to reflect such New Services in a written amendment to the Agreement in accordance with Section 17.2. Notwithstanding the foregoing, nothing herein shall be
          ------------
     deemed to obligate Equifax to obtain New Services from IBM.

b)   The Parties agree that *   will not be deemed to be New Services, if such
     * by IBM in its sole discretion or pursuant to the provisions of the Agreement.

3.13 AFFILIATES

If the Equifax Group acquires any additional Affiliates or other operations or assets during the Term and desires that IBM provide the Services for such Affiliates or other operations or assets, IBM will provide such Affiliates or other operations or assets with Services in accordance with the Agreement, subject to additional charges if acceptance of such responsibilities by IBM would require usage of Baseline Resources in excess of the Baseline Resources set forth in the Agreement or additional charges if acceptance of such responsibilities by IBM would require the performance of New Services as described in Section 3.12.
             ------------

4.   WARRANTIES/REPRESENTATIONS/COVENANTS

4.1  Work Standards

IBM warrants, represents and covenants that  *   the Services will be performed
for the Equifax Group in a  *   workmanlike manner in accordance with industry
standards applicable to the performance of such services.

4.2  NONINFRINGEMENT

Each of the Parties covenants that it will perform its responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright or other proprietary right of any third party. Notwithstanding this provision or any other provision in the Agreement, Equifax makes no warranty or representation with respect to
any claims for such infringement or misappropriation by virtue of *   provided,
however, that this Section 4.2 shall not relieve Equifax from any liability or
                   -----------
obligation under Sections 8.2 and 14.2.
                 ------------     ----

4.3  *

IBM covenants that IBM will take commercially reasonable steps to *   IBM
further covenants that with respect to any *   IBM will not knowingly *
including upon expiration or termination of the Agreement or any Transaction Document for any reason, without Equifax's prior written consent.

4.4  AUTHORIZATION AND ENFORCEABILITY

Each Party hereby represents and warrants that:

a) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into the Agreement;

b) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and

c)   the Agreement has been duly executed and delivered by such Party.

4.5  DISCLAIMER

a) IBM does not warrant the accuracy of any advice, report, data or other product delivered to Equifax to the extent any inaccuracies are caused by data and/or software provided by Equifax. Such products are delivered AS IS, and IBM shall not be liable for any inaccuracy therein. IBM will promptly notify Equifax of any such inaccuracies of which IBM becomes aware and the cause therefore if known by IBM. *

b)   *   IBM does not assure uninterrupted or error-free operations of the
     Software and Machines.

c) Except as set forth in a Transaction Document, IBM is not providing any Year 2000 Services under the Agreement. IBM shall not be responsible for its failure to perform any of its obligations (including, for example, failure to meet * under the Agreement, if such failure is the result of the inability of

     1)   Equifax's,

     2)   a third party's or

     3) IBM's products installed prior to the Execution Date of a Transaction Document

     (for example, software, hardware or firmware) ("Other Products") to
                                                     --------------
     correctly exchange, process and handle date data (including, but not limited to, calculating, comparing and sequencing) within, from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

d) IBM assumes no responsibilities or obligations to cause products or deliverables provided by IBM to accurately exchange date data with Other Products or to cause Other Products to accurately exchange date data with products or deliverables provided by IBM.

e) EXCEPT AS PROVIDED IN THE AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES OR COVENANTS, AND THERE ARE NO IMPLIED WARRANTIES OR COVENANTS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR COVENANTS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.6  Regulatory Proceedings and Compliance with Laws

Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary permits for its business, and to comply with all laws and regulatory requirements applicable to the performance of its obligations under the Agreement.

4.7  *

*

4.8  COVENANT OF COOPERATION AND GOOD FAITH

The Parties covenant to timely and diligently cooperate, with due consideration of the goals, objectives and purposes of the Agreement, to facilitate the performance of their respective duties and obligations under the Agreement in a commercially reasonable manner. Further, the Parties agree to deal and negotiate with each other and their respective Affiliates in good faith in the execution and implementation of their duties and obligations under the Agreement.

5.   TRANSITION

5.1  Transition Plan

a) Prior to the Commencement Date for each Transaction Document or such other date as the Parties may agree, IBM and Equifax through the Equifax/IBM Integrated Planning Team will have developed and agreed upon the "Transition Plan" set forth in Schedule H to such Transaction Document,
                                    ----------
     describing (i) the transition from the Equifax Group to IBM or its Affiliate of the Affected Employees, if any; (ii) the transition of the administration, management, operation under and financial responsibility for the

     Third Party Agreements from the Equifax Group to IBM or its Affiliate; and
     (iii) the transition of the performance of and responsibility for the other functions, responsibilities and tasks currently performed by the Equifax Group to IBM or its Affiliate which comprise the Services covered by such Transaction Document. The Transition Plan shall be implemented and completed over a mutually agreed period as set forth in the Transition Plan starting on the Commencement Date, which period shall not extend beyond a date certain set forth in such Transaction Document, without the prior written agreement of the Parties (the "Transition Period").
                                            -----------------
     Notwithstanding the foregoing in this Section 5.1(a), IBM's and Equifax's
                                           --------------
     responsibilities and obligations with respect to the Affected Employees, the Third Party Agreements and the other elements of the Services as set forth in the Agreement shall commence on the dates set forth in such Transaction Document, or if no date is set forth in such Transaction Document, the Commencement Date under such Transaction Document.

b) During the Transition Period, Equifax will cooperate with IBM in implementing the Transition Plan by providing the personnel (or portions of the time of the personnel) set forth in the Transition Plan ("Transition
                                                                   ----------
     Personnel") and performing the tasks described for Equifax in the
     ---------
     Transition Plan. During the Transition Period, IBM will be responsible for the provision of the Services set forth in each Transaction Document (including within those Services the implementation of the Transition
     Plan).

5.2  AFFECTED EMPLOYEES

The Equifax Group may eliminate certain of the positions within the Equifax Group associated with the Equifax In-Scope Operations commencing on the Commencement Date under any Transaction Document and through the end of the Transition Period under such Transaction Document. IBM will, with Equifax's
consent, *   each of the individuals listed on Schedule O to such Transaction
                                               ----------
Document, in accordance with the employment guidelines set forth on such Schedule (the "Affected Employees"). All costs and expenses incurred by IBM in
               ------------------
connection with the offer to employ and the employment of the Affected Employees
shall be the responsibility of IBM. IBM will *   with respect to each Affected
Employee after the Commencement Date for the period until they receive offers and reject such offers, become IBM employees, or IBM determines not to offer employment to an Affected Employee in accordance with its employment guidelines and notifies Equifax in writing of such determination.

5.3  RESOURCES AND FACILITIES

a) To enable IBM to provide the Services, the Parties may agree under a Transaction Document for Equifax to provide, at no charge to IBM, the use of the Equifax Provided Hardware, Equifax Provided Office Furnishings, Equifax facilities, and offices services such as reasonable local analog telephone services for the sole purpose of providing and performing the Services covered by the Transaction Document for the Equifax Group. *
     All such items provided by Equifax shall comply with all applicable laws and regulations relating to safety and use. Subject to the satisfaction of Equifax's obligation with respect to compliance with applicable laws and regulations, IBM shall ensure a safe working environment is maintained with the Equifax Provided Hardware, Equifax Provided Office Furnishings and Equifax facilities in compliance with all applicable laws and regulations, and shall take no action that will compromise such safety of such working environment or violate such laws and regulations.

     When the Parties agree that the Equifax Provided Hardware and Equifax Provided Office Furnishings are no longer deemed necessary to perform the Services, Equifax's obligations set forth in this Section and in any Transaction Document with respect to each such item of resources shall terminate.

b)   Except as otherwise provided in the Agreement, *   the responsibility and
     obligation to provide and administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate for IBM to provide, perform and deliver the Services as described in the Agreement.

c) IBM will provide and have on site as set forth in each Transaction Document its Project Executive under each such Transaction Document prior to the Commencement Date and for the duration of the term of each such Transaction Document, and will timely provide additional trained and qualified personnel as necessary or appropriate to facilitate and ensure the timely and proper definition, provision, performance and delivery of the Services in accordance with the Agreement.

d)   IBM will have the right to change the location of the IBM activities
     associated with the Services under any Transaction Document *   and upon
     the occurrence of a Force Majeure Event.  *   whether any and all changes
     in the location *   of such IBM activities may result *

6.   INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS

6.1  EQUIFAX/IBM INTEGRATED PLANNING TEAM

a) The Parties shall form and participate in an Integrated Planning Team in accordance with the provisions of this Section 6 for the following
                                            ---------
     purposes:

     (i) to provide leadership and direction for the relationship over the Term;

     (ii) to define and forecast the resources required to be allocated by IBM to perform and deliver the Services pursuant to the procedures and processes for the preparation and update of the "Business and Operations Support Plan";

     (iii) to define and evaluate the objectives, substance, repricing and performance of the Services and pricing of new and replacement services;

     (iv) to provide second level issue resolution for matters that the line managers are unable to resolve; and

     (v)   to report to Equifax and IBM regarding each of the foregoing areas.

b) The Integrated Planning Team will be comprised of dedicated staffs from both Parties, representing technology and business management from multiple geographic locations, as provided in Exhibit 3 and
                                          ---------
     each Transaction Document. The Integrated Planning Team will be co-chaired by Equifax's Senior Vice President - North American Technology and IBM's Senior Project Executive through the first year of the Term and then the Integrated Planning Team shall be co-chaired as mutually agreed by the Parties thereafter. The "Charter and Operating Procedures Guidelines" for the Integrated Planning Team are set forth in Exhibit 3 and may be modified
                                                   ---------
     by the Parties from time to time during the Term upon agreement.

6.2  REPORTS/PROJECTIONS/PLANS

a)   Prior to the Execution Date of each Transaction Document, IBM will provide
     Equifax a plan showing the *   that are included in the Annual Services
     Charge and reflected in the Baselines.  Such plan will be updated
     whenever there is *   or the addition or replacement of Services under such
     Transaction Document through New Services pursuant to Section 3.12 herein. Charges and credits with respect to the acceleration, delay or cancellation
     of *   are handled by the charging/credit and pricing adjustment processes set forth in this Agreement, Annual Services Charge adjustments, the Transaction Document and its Schedules (e.g., Baseline Adjustment, ARCs, RRCs, New Services, benchmarking, etc.).

b) Commencing on June 30, 1998 and on June 30 and December 31 of each year of the Term thereafter, Equifax will provide to the Integrated Planning Team its projected business and volume requirements for the Services for the
     next *   and *   calendar months.  Further, Equifax will provide to the
     Integrated Planning Team in the first week of each calendar quarter its
     forecasted business and volume requirement for the Services for the *   .
     The *   forecast may be amended by Equifax on *   prior written notice.
     Within *   of receipt of each such projection and amendment, IBM will review and respond to the projections from Equifax with the technical provision requirements that it deems necessary to satisfy the business and volume requirements projected by Equifax. After review and acceptance by the Integrated Planning Team, the IBM response will be incorporated into the Business and Operations Support Plan.

c) Commencing on September 30, 1998 and on March 31 and September 30 of each year during the Term, IBM will provide to the Integrated Planning Team the then current Business and Operations Support Plan. The Business and Operations Support Plan will be composed of a short-term, technical plan
     covering *   and any long-range, strategic plan covering *   , both of
     which will be driven by the Equifax Group's business goals and objectives as reflected in the projections described in 6.2(a) above. The short-term
                                                  ------
     plan will include an identification of support, processes, systems, resources and changes required by the Equifax Group, and a projected time schedule for developing, integrating and implementing the requirements. The long-range plan will treat the strategic aspects of the support of the business goals and objectives of the Equifax Group as set forth in the projections described in Section 6.2(a), including, without limitation,
                              --------------
     flexible use of resources managed by IBM as part of the Services in support of the Equifax Group's business priorities and strategies.

     IBM will draft the Business and Operations Support Plan with Equifax's active participation, cooperation and advice through the Integrated Planning Team. IBM will provide input for the plan regarding industry trends with respect to the Services and proposals with regard to the Services for process improvements, change management, skilled development, quality improvement, cost per Resource Unit reductions, increased efficiency and flexibility in operations and resource utilization, and enhance functionality. The final Business and Operations Support Plan for
     each *   period will be provided by IBM based on the mutual agreement of the Parties, with any disputed matters being submitted to the dispute resolution process set forth in Section 16. The Business and Operations
                                     ----------
     Support Plan will be reviewed and updated at least semi-annually thereafter. Any changes to the Agreement or the Services required by the Business and Operations Support Plan will be defined, approved and implemented in accordance with the Change Control Process set forth in

     Section 6.3.
     -----------

6.3  CHANGE CONTROL PROCESS

Within *   after the Effective Date and for the remainder of the Term, the
Parties shall define, establish, implement, document and maintain a change control process for activities, processes, provisions and operations under the Agreement including each Transaction Document and to evolve the Services (the "Change Control Process"). The purposes and objectives of the Change Control Process are (i) to determine whether a change to the System is within the scope of the Services or constitutes a New Service under the applicable Transaction Documents, (ii) to prioritize all requests for changes to the System ("Change
                                                                       ------
Requests"), (iii) to minimize the risk of exceeding both time and cost estimates
--------
associated with the Change Requests by identifying, documenting, quantifying, controlling, managing and communicating Change Requests and their disposition and as applicable, implementation; and (iv) to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the changes to the System.

The Project Executives shall be the focal point for all Change Requests and shall be responsible for promptly and diligently effecting the activities set forth above in this Section 6.3 with respect to each Change Request.
                    -----------

The Change Control Process shall include, at a minimum:

     a. Changes to the System may be requested by either Party. Since a change may affect the price, schedule or other terms, both the Equifax and IBM Project Executives must review and approve, in writing, each Change Request before any change is implemented.

     b. The Party proposing a Change Request will write a Change Request Form ("CRF"), describing the change, the rationale for the change and the
            ---
          effect that change will have, if completed, or the impact it will have, if rejected, on the Agreement, any Transaction Document and/or the Services.

     c. Equifax's or IBM's Project Executive, as appropriate, will review the proposed Change Request. If accepted, the CRF will be submitted to the other Party for review and approval. If rejected, the CRF will be returned to the originator along with the reason for rejection.

     d. All material Change Requests shall be forwarded to the Integrated Planning Team for review and approval prior to implementation.

     e. Each approved Change Request will be implemented through a written change authorization. If any Change Request results in a change in scope, price, or terms and conditions, then the Agreement and affected Transaction Document including the Supplement and Schedules thereto, will be updated to reflect the changes in scope, price or terms and conditions, as appropriate pursuant to Section 17.2.
                                                 ------------

7.  SERVICES STAFFING/MANAGEMENT/ADMINISTRATION

7.1  PROJECT EXECUTIVES

a) Prior to the Commencement Date under each Transaction Document, IBM and Equifax will each designate an individual to whom all communications to the appointing Party may be addressed and who has the authority to act for the appointing Party and its subcontractors in connection with all aspects of such Transaction Document (the "Project Executive").
                                     -----------------

b) Unless otherwise provided in a Transaction Document, IBM shall cause each person assigned as a IBM Project Executive under each Transaction Document to devote substantially all of his or her working time and effort in the employ of IBM to his or her responsibilities for the provision of the Services under such Transaction Document as required by such Transaction Document, subject to IBM's reasonable holiday, vacation and medical leave policies and subject to occasional, short-term, non-recurring work on other assignments by IBM related to the Project Executive's areas of expertise. Before the initial and each subsequent assignment of an individual to such
     position, each Party shall notify the other Party of *   . Each Party
     agrees to discuss with the other Party any objections the other Party may have to such assignment.

c)   IBM will give Equifax at least *   advance notice of a change of the
     person appointed as the IBM Project Executive under each Transaction Document, and will discuss with Equifax any objections Equifax may have to
     such change.  IBM shall not *   the IBM Project Executive *    to the
     Equifax service team under any Transaction Document, nor shall IBM * during the term of any Transaction Document, unless Equifax consents to
     such *   , or the IBM employee *

7.2  REPLACEMENT OF PERSONNEL

If Equifax reasonably and in good faith determines that it is not in Equifax's best interests for any IBM or subcontractor employee to be appointed to perform or to continue performing any of the Services, Equifax shall give IBM written notice specifying the reasons for its position and requesting that such employee not be appointed or be removed from the IBM or IBM subcontractor employee group servicing Equifax and be replaced with another IBM employee or IBM subcontractor employee. Promptly after its receipt of such a notice, IBM shall investigate the matters set forth in the notice, discuss with Equifax the results of the investigation, and resolve the matter in a mutually agreeable manner.

7.3  RETENTION OF EXPERIENCED PERSONNEL

If IBM fails under any Transaction Document to meet the * under any Transaction Document persistently or continuously and if Equifax reasonably believes such failure is attributable in whole or in part to IBM's reassignment, movement, or other changes in the human resources allocated by IBM to the performance and delivery of the Services pursuant to such Transaction Document or the Agreement and/or to the IBM subcontractors assigned to the Equifax service team, Equifax will notify IBM of such belief and the basis for such belief. Upon receipt of such notice from Equifax, IBM (a) will promptly provide to Equifax a report setting forth IBM's position regarding the matters raised by Equifax in its notice; (b) will meet with Equifax to discuss the matters raised by Equifax in its notice and IBM's positions with regard to such matters; and (c) will promptly and diligently take commercially reasonable action to *
7.4  EFFICIENT USE OF RESOURCES

IBM shall take commercially reasonable actions (a) to efficiently administer, manage, operate and use the resources employed by IBM to provide and perform the Services that are chargeable to Equifax under the Agreement, and (b) to diligently and continuously improve the performance and delivery of the Services by IBM and the elements of the policies, processes, procedures and System that are used by IBM to perform and deliver the Services, including, without limitation, re-engineering, tuning, optimizing, balancing or reconfiguring the processes, procedures and systems used to perform, deliver and track the Services.

8.  RELATIONSHIP PROTOCOLS

8.1  EVOLVING NATURE OF RELATIONSHIP

a) The Supplement and Schedules to each Transaction Document will be updated by the Parties as necessary or appropriate from time to time during the Term to accurately reflect the evolution of the Services and components and elements of the Services as described therein. The preceding sentence is not intended, nor is it authorization, to expand the scope of the Services except as provided pursuant to Section 3.12 entitled "New Services."
                                    ------------

b) For the one hundred-eighty (180) days following the Commencement Date under each Transaction Document, IBM and Equifax reserve the right to inventory, validate and update any information that is reflected in or omitted from the Transaction Document and attached Supplement and/or Schedules. If discrepancies are detected, the Transaction Document, Supplement and/or Schedules shall be promptly changed, modified, updated and adjusted to correct such discrepancies upon mutual agreement, so that the Transaction Document, Supplement and/or Schedules will be correct and accurately reflect the Services and charges provided by IBM to Equifax Group. If either Party disputes the existence of a discrepancy identified by the other Party, the Parties will submit the matter to the Equifax/IBM Integrated Planning Team for dispute resolution as specified in Section 16.
                                                                     ----------

c) Both Equifax and IBM agree that the Services provided * of the Equifax Group and IBM, that the relationship memorialized by the Agreement and the
     Transaction Documents *   as the operating and business environment of the
     Equifax Group *   , and that the scope of the Services that will be
     provided by IBM during the Term and corresponding fees charged by IBM * with the written agreement of the Parties pursuant to the Change Control Process. Therefore, the Integrated Planning Team will periodically evaluate the business and operating strategies of each

     Party and recommend *   to optimize such strategies and determine the
     effect that any *   may have on *   under the Agreement.

8.2  REQUIRED CONSENTS

a) The Equifax Group shall remain the contracting party of record for the Third Party Agreements allocable to each Transaction Document and to which the Equifax Group is a party on the Execution Date under each such
     Transaction Document. *   the responsibility for timely obtaining all
     Required Consents under the Third Party Agreements allocable to a
     Transaction Document and to which *   is a party, except Third Party
     Agreements *   . IBM will provide Equifax with advice and counsel regarding
     IBM's experience and agreements with the third party vendors under the Third Party Agreements to which the Equifax Group is a party on the Execution Date under each such Transaction Document with regard to obtaining any Required Consents, and the benefit of any relationship of IBM with each such third-party vendor to the extent permitted under the IBM-third party vendor arrangement to obtain any Required Consent. *
     management and administrative responsibilities for obtaining all Required Consents under the Third Party Agreements allocable to each Transaction Document existing on the Execution Date of each such Transaction Document,
     subject to the *   terms of each such Required Consent. *   the
     responsibility for timely obtaining all Required Consents under Third Party
     Agreements allocable to a Transaction Document to which *   is a party,
     subject to the *   terms of each such Required Consent. The provisions of
     this Section shall be applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services.

b)   Subject to the provisions of Section 8.3, IBM will use commercially
                                  -----------
     reasonable efforts to obtain, and will act as Equifax's attorney in fact in connection with obtaining, any Required Consents that are both (i) *
     under Section 8.2(a), and (ii) under Third Party Agreements allocable to a
     Transaction Document that are *   the *   under such Transaction Document.
     Upon obtaining a third party vendor's agreement to terms for a Required Consent, the Required Consent shall be provided to Equifax for review, approval, and signature. If IBM is unable to obtain the Required Consent within a reasonable time in a form acceptable to Equifax, then the Parties' obligations with respect to the performance of, and payment for, any Services dependent on such Required Consent shall be determined in accordance with the provisions of Section 8.2(e).
                                       ---------------

c)   Subject to Section 8.2(d), *   the costs, if any, of obtaining all Required
     Consents, including without limitation, all charges and fees related to obtaining the Required Consents for the Third Party Agreements allocable to each Transaction Document and to which the Equifax Group is a party existing as of the Execution Date under each such Transaction Document,
     except agreements for software *   by *   and Third Party Agreements
     relating to Systems Software, Machine maintenance and Machine leases, * the costs of obtaining all Required Consents for the Third Party Agreements allocable to each Transaction Document existing as of the Execution Date
     under each Transaction Document and not described above as the *   . For
     all Third Party Agreements allocable to each Transaction Document entered into after the Execution Date under each such Transaction Document, the * shall bear the costs, if any, of obtaining Required Consents. In addition,
     * the costs, if any, associated with the cancellation and re-licensing of any Software allocable to a Transaction Document and licensed by the Equifax Group prior to the Execution Date under such Transaction Document if required for IBM to provide the Services after the Commencement Date under
     such Transaction Document, except Software *   the cost, if any, associated
     with the cancellation and re-licensing of any Software allocable to a Transaction Document and licensed by the Equifax Group prior to the
     Execution Date under such Transaction Document *   , if required for IBM to
     provide the Services after the Commencement Date under such Transaction Document. The provisions of this Section shall be applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services

d)   Notwithstanding anything to the contrary in Section 8.2(c), *   any costs
                                                 --------------
     allocable to *   under Section 8.2(c) provided that: (i) the costs are
                            --------------
     incurred because the third party vendor from whom a Required Consent is requested or who requires cancellation and re-licensing of Software has a pre-existing policy to charge for or not grant a Required Consent or to
     require cancellation and re-licensing of Software *   ,(ii) the third party
     vendor does not have such a policy generally with respect to *   , (iii)
     the policy is not limited to *   , and (iv) *   diligent and commercially
     reasonable efforts to *   the vendor *   as *   . In any such case, *   a
     functionally equivalent substitute, if available, for the product or
     service provided by the third party vendor, *   in good faith
     implementation of such substitute product or service. No substitute product
     or service will be implemented without *   , which shall not be *   . *
     under this Section 8.2(d) shall be *   by a third party vendor that are
     directly attributable to such third party vendor's pre-existing policy to charge for Required Consents or to require cancellation and relicensing of
     Software *   and shall not in any event include any amounts that would have otherwise been charged by such third party vendor if another outsourcing
     services provider was requesting a Required Consent or *   Software.

e) Notwithstanding any other provision of the Agreement, no Services requiring a Required Consent shall commence and no Monthly Charge or other charge shall commence for such Services until all applicable Required Consents for such Services are obtained, unless otherwise agreed by the Parties; provided, however, that to the extent the Monthly Charge or other charge
     includes amounts that constitute *   of IBM, such amounts will be due and
     payable to IBM by Equifax within a period not to exceed *   following
     commencement of such Services. *   a list each *   setting forth the
     status of each Required Consent until all Required Consents are obtained. *
     shall timely cooperate *   in order to facilitate the proper and timely
     publication of such monthly Required Consents list. Subject to the foregoing portion of this Section 8.2(e), if any Required Consent is not
                               --------------
     obtained with respect to any of the Third Party Agreements existing as of the Commencement Date under any Transaction Document, and prior to the Commencement Date, the Parties agree to commence the provision of Services without such Required Consents, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for Equifax to continue to process its work with minimum interference to its business operations
     unless and until such Required Consents are obtained. The * shall be *   if
     caused by Required Consents needed from (i) *   , (ii) from the licensors
     of the *   , and/or (iii) from third-party vendors under any Third Party
     Agreements *   generally as described in Section 8.2(c), and in all other
                                              --------------
     instances *

8.3  APPOINTMENT AS ATTORNEY IN FACT

a) Equifax appoints IBM as the attorney in fact of the members of the Equifax Group, and IBM accepts such appointment as a part of the Services, for the limited purposes of administering, managing, supporting, operating under and paying under the Third Party Agreements to which one or more members of the Equifax Group is a party, and to obtain certain Required Consents as provided in Section 8.2(b), in connection with the Services as contemplated
                 -------------
     by the Agreement. Equifax does not appoint IBM as the attorney in fact of the members of the Equifax Group for the purposes of entering into oral or written agreements with any individual or business entity for or in the name of the Equifax Group or their Affiliates, without the prior express written approval of Equifax. Equifax agrees to promptly notify all Third Party Providers under the Third Party Agreements to which one or more members of the Equifax Group is a party of such appointment. Subject to its obligation to indemnify Equifax for any applicable penalties, damages, termination or other charges under Section 14.1, IBM may direct that the
                                        ------------
     Equifax Group cancel, substitute, terminate, change or add to the Third Party Providers under the Third Party Agreements as it chooses so long as IBM continues to perform the Services in the manner required by the
     Agreement; provided, however, IBM *       prior to the cancellation,
     substitution, termination, change or addition of any Third Party Agreement to which one or more members of the Equifax Group is or will be a party.
     * If any such cancellation, substitution, termination, change or addition of a Third Party Agreement will have an impact on the operations of users that are outside the scope of the Services and Equifax has
     notified IBM prior to the expiration of *     of such impact and IBM elects
     to proceed, IBM will provide or cause to be provided the products and/or services that are the subject of such Third Party Agreement to the users that are outside the scope of the Services on terms no less favorable than the terms of the applicable Third Party Agreement.

b) IBM will perform its obligations and responsibilities as an attorney in fact pursuant to Section 8.3(a) under all Third Party Agreements to which a
                      --------------
     member of the Equifax Group is a party subject to the provisions of the Agreement, including, without limitation, Section 8.2, this Section 8.3,
                                               -----------       -----------
     Section 9.1 and Section 11. Upon Equifax's request, IBM will provide to
     -----------     ----------
     Equifax all information and documentation related to its activities as the Equifax Group's attorney in fact with regard to such Third Party Agreements. Equifax may terminate or provide additional restrictions on IBM's attorney in fact appointment with respect to any Third Party Agreement to which one or more of the members of the Equifax Group is a party if IBM (i) fails to pay any amount due in a timely manner; (ii) permits an actual default to occur; or (iii) does not diligently pursue the service and financial benefits available to the Equifax Group under such Third Party Agreement.

c) Beginning on the Execution Date (as defined in the applicable Transaction Document) of each Transaction Document and for the term of each such Transaction Document, the Equifax Group will not enter into any new, or terminate or amend any existing, Third Party Agreement to which one or more members of the Equifax Group is a party that adversely impacts IBM's ability to provide the Services covered by such Transaction Document or increases IBM's cost of providing such Services without the prior written consent of IBM.

8.4  CONFLICTS OF INTERESTS

a) Each Party recognizes that IBM personnel providing Services to the Equifax Group under the Agreement may perform similar services for others and the Agreement shall not prevent IBM from performing similar services for others subject to the restrictions set forth in Section 11 and/or the applicable
                                              --------------------------------
     Transaction Document; provided, however, IBM shall not use any of the
     --------------------
     Equifax Provided Hardware or Equifax Software or Equifax Provided Office Furnishings to perform similar services for others (including the IBM), without the prior written consent of Equifax.

b)   Neither Party, through its personnel at any site covered under a
     Transaction Document, shall knowingly, directly or indirectly, *     during
     the Term of the Agreement unless otherwise agreed in writing by the Parties
     and except as provided in Section 12.6(g). Equifax or IBM *     to or *
                                       ---------------
     from general *      will be exempted from this provision.

c)   Any *      shall be as specified in the applicable Transaction Document.

8.5  ALTERNATE PROVIDERS

a) During the Term, Equifax shall have the right to retain third party suppliers to perform any service, function, responsibility, activity or task that is within the scope of the Services or would constitute a New Service pursuant to Section 3.12, or to perform any such services,
                         ------------
     functions, responsibilities or tasks (whether all or a part of the Services or the New Services) internally. IBM shall cooperate with any such third party supplier and Equifax as requested from time to time. Such cooperation shall include, without limitation, (i) providing reasonable physical and electronic access to the Facilities, the Data Center and the books and records in the possession of IBM regarding the Equifax Business and/or the Services; (ii) use of any Machines used by IBM to perform services for the Equifax Group for the Equifax Business; (iii) use of any of the Software (other than any Software where the underlying license agreement does not authorize such access and consent permitting such access and use has not been obtained); (iv) providing such information (subject to an appropriate confidentiality agreement, if appropriate) regarding the operating environment, System constraints, and other operating parameters as is reasonably necessary for the work product of the third party supplier of the Equifax Group to be compatible with the Services or New Services; and (v) such other reasonable cooperation as may be requested by Equifax.

b) IBM's obligations hereunder shall be subject to the third party suppliers' compliance with reasonable Facilities and Data Center data and physical security and other applicable standards and procedures, execution of appropriate confidentiality agreements, and reasonable scheduling of computer time and access to other resources to be furnished by IBM pursuant to the Agreement.

c) If IBM's cooperation with Equifax or any third party supplier performing work as described in Section 8.5(a), causes IBM to expend *
                          --------------
     additional resources and incur costs that IBM would not otherwise have expended but which fall within the scope of activities comprising the Services, such additional resources and costs will be charged to Equifax
     *      and/or *        therefor; provided, however, if the additional
     resources expended and costs incurred are not within the scope of
     activities comprising the Services, Equifax shall reimburse IBM *     for
     such resources subject to Section 9.11 hereof and for *          as
     invoiced. The Parties further agree that if in IBM's reasonable, good faith determination, a third party supplier's activities affect IBM's ability to meet the Performance Standards or otherwise provide the Services in accordance with the Agreement, IBM will provide written notice to Equifax of such determination. The Parties will cooperate to determine and verify whether such effect is caused by a third party supplier, the extent of such affect, and how to ameliorate any such
     effect.  IBM shall be excused for any inability to *       or otherwise
     provide any of the Services to the extent, and only for the period, any such third party supplier's activities directly affect and impact IBM's
     ability to *      or otherwise provide any of the Services in accordance
     with the Agreement.

d)   Equifax's retention of third party suppliers pursuant to this Section 8.5
                                                                   -----------
     to perform services, functions, activities, tasks or responsibilities that are within the scope of the Services shall not relieve Equifax of its obligations set forth in the Agreement to pay IBM the charges applicable to such services, functions, activities, tasks or responsibilities as set forth in the Agreement, unless Equifax is relieved from such charge pursuant to a provision of the Agreement or by the agreement of IBM.

8.6  USE OF SUBCONTRACTORS

a)   Within *       after the Commencement Date under each such Transaction
     Document, the Parties will *       under each such Transaction Document
     that the *       to perform and deliver the part or portion of the Services indicated on such list as the "Listed Subcontractors"), Affiliates of IBM
     shall be deemed to be Listed Subcontractors.       * of any subcontractor's
     activity with respect to the Equifax Group or the Services, *     decision
     to *       for any function, responsibility or task, (i) that could have a material affect on the quality, timing, cost, consistency or performance of the Services under any Transaction Document or on the operations of any member of the Equifax Group or on the security of the Equifax Group data, books and records, or Facilities, or on the Equifax Business as conducted by any member of the Equifax Group, or (ii) where the subcontractor will interface directly with the members of the Equifax
     Group. Upon Equifax's request, *         in order to permit Equifax to
     determine *          Such information shall include * Subject to IBM's
     timely provision of the foregoing information to Equifax, Equifax shall *
     that is the subject of the *         if Equifax has not notified IBM in
     writing of * such * on or before the *          day after receipt of such
     notice from IBM. IBM shall not *           unless and until IBM and
     Equifax shall have *           In addition, IBM shall not disclose any
     Confidential Information of the Equifax Group to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner equivalent to that required of IBM by Section 11.
                             ----------

b) IBM shall remain primarily liable and obligated to Equifax for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third party subcontractors (including, without limitation, Affiliates of IBM entering into Transaction Documents with Equifax and Affiliates of Equifax), and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

8.7  EQUIFAX APPROVALS AND NOTIFICATION

For those areas of the Services where Equifax (a) has reserved a right-of-approval, consent or agreement, (b) is required to provide notification, and/or
(c) is to perform a responsibility set forth in the Agreement, and such approval, consent, notification or performance is delayed or withheld beyond the period provided in the Agreement, including any Transaction Document and the Supplement and the Schedules thereto, without authorization or right and, such delay or withholding is not caused by IBM and affects IBM's ability to provide the Services under the Agreement including any Transaction Document and the Supplement and Schedules thereto, Equifax will relieve IBM of the responsibility
for *     that portion of the Services to the extent, but only to the extent, directly affected by such delay or withholding. Equifax will reimburse IBM in accordance with the Agreement for additional resources, if any, incurred during such period as a direct result thereof. If not specified otherwise in the
Agreement, the period for such approval or notification shall be *      days
unless another time period is otherwise agreed by the Parties.

9.   CHARGES/NEW SERVICES/INVOICES/PAYMENTS

9.1  DISBURSEMENTS

Beginning on the Commencement Date of each Transaction Document, IBM will pay as part of the Services covered by such Transaction Document the Third Party Providers for the provision of the software, products and services under the Third Party Agreements as set forth in the applicable Transaction Document. In addition, IBM will reimburse Equifax in a timely manner for payments to such Third Party Providers by the Equifax Group for amounts allocable to periods on and after the Commencement Date under each such Transaction Document. Equifax will promptly reimburse IBM for all payments to such Third Party Providers made by IBM if such payments are allocable to the periods prior to any such Commencement Date and are not otherwise the responsibility of IBM under the Agreement. If IBM should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period prior to the Commencement Date under the applicable Transaction Document, IBM will promptly notify Equifax of such refund, credit or rebate and will promptly pay to Equifax the full amount of such refund, credit or rebate. If Equifax should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period after the Commencement Date under the applicable Transaction Document, Equifax will promptly notify IBM of such refund, credit or rebate and will promptly pay to IBM the full amount of such refund, credit or rebate.

9.2  MONTHLY CHARGE

For each month of each Contract Year during the term under each Transaction Document, Equifax agrees to pay the Monthly Charge as specified in the Supplement and Schedules to such Transaction Document, together with the other amounts as described in this Section 9.
                             ---------

All periodic charges under each Transaction Document are to be computed on a calendar month basis, and will be prorated for any partial month, unless specifically stated otherwise in the Agreement (including the applicable Transaction Document).

On a monthly basis IBM will invoice Equifax the Monthly Charge under each Transaction Document for that month in advance, as specified in the Supplement and Schedules to each such Transaction Document. The invoices will separately state applicable taxes owed by Equifax by tax jurisdiction, and charges for other elements comprising the Monthly Charge as determined by the Parties pursuant to Section 9.5(b).
            --------------

9.3  ADDITIONAL CHARGES

Beginning at *      under each Transaction Document and at *        of each
Transaction Document, Equifax and IBM will review the quantity of Resource
Units utilized by Equifax during *      and calculate the *      Unplanned
Resource Units utilized by Equifax during *      Equifax and IBM will
calculate the charges applicable to such *      Unplanned Resource Units for
* in accordance with the Schedule addressing charges under each Transaction Document, and Equifax will pay the amount of the result of such calculation in accordance with Section 9.7.
                -----------

9.4  COST OF LIVING ADJUSTMENT

IBM will charge or credit Equifax a Cost of Living Adjustment ("COLA") under each Transaction Document in accordance with the procedures set forth in Schedule J to each such Transaction Document beginning after the Commencement
----------
Date under each such Transaction Document, as set forth in such Schedule.

9.5  TAXES

a)   The disbursements described in Section 9.1, the Monthly Charges described
                                   -----------
     in Section 9.2, the additional charges described in Section 9.3 and the
        -----------                                      -----------
     COLA described in Section 9.4, paid by Equifax are inclusive of
                       -----------
     applicable * taxes attributable to the period on or after the Commencement Date under each Transaction Document based upon or measured by * cost in
     acquiring or providing *    furnished to or used by IBM in providing and
     performing the Services, (ii) the value or cost of *    and (iii) all
     taxes payable by IBM with respect to *   provided, however, Equifax will
     be responsible for paying all *    taxes due on or with respect to *
     Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on *

b) The Parties agree to reasonably cooperate with each other in good faith to more accurately determine and reflect each Party's tax liability and to minimize such liability to the extent legally permissible. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party. The Parties will also work together to segregate the Monthly Charges and other charges, reimbursements and amounts payable hereunder, into separate payment accounts charged under separate invoices, as appropriate, for Services and the components of the Services (i.e., components that are taxable and nontaxable, including those for which a sales, use or similar tax has already been paid by IBM and for which IBM functions merely as a paying agent for Equifax in receiving goods, supplies or services including licensing arrangements that otherwise are nontaxable or have previously been subjected to tax, components that are capitalized, and components that are expensed).

c) Notwithstanding any other provision of the Agreement, if a services, value added or similar tax is assessed on IBM's provision of the Services (or any New Services) to Equifax or on IBM's charges to Equifax under the Agreement, Equifax will be responsible for and pay the amount of any such tax.

9.6  NEW SERVICES

a) The charges for New Services will be integrated into the Supplement and Schedules to the affected Transaction Document in accordance with Sections
                                                                       --------
     3.12 and 17.2.
     ----     ----

b)   If the Parties cannot agree either that a function, responsibility or task
     falls within the definition of a New Service, *    The determination of
     whether any function, responsibility or task is a New Service will be determined pursuant to the dispute resolution provisions in Section 16.
                                                                 ----------
     Equifax shall *    of any *   the disputed function, responsibility or task
     under this Section 9.6 *     and *     of any *     the disputed function,
                -----------
     responsibility or task under this Section 9.6 *     by Equifax or *    in
                                       -----------
     accordance with *   if requested by IBM, pending a resolution of the
     dispute in accordance with Section 16. Any *    Equifax of any such *   by
                                ----------
     Equifax *    and *     pursuant to this Section 9.6 after resolution of the
                                             -----------
     applicable dispute, shall be *      from the *     with respect to such
     dispute and then by IBM. All *    not *    and *     by either Party to the
     other Party upon resolution of the dispute with respect to which * shall be
     * upon resolution of the *    together with *    at the *    from the date
     that the *    was *   IBM from Equifax under the Agreement through the date
     of *      IBM to Equifax.

9.7  INVOICE PAYMENT

At its election, Equifax will pay each invoice for charges under the Agreement either by wire funds transfer or other electronic means acceptable to IBM to an account specified by IBM or by bank check, within the calendar month in which such invoice is received by Equifax, provided Equifax receives such invoice on

or before the *    day of such month; otherwise such payment shall be made
within * days after the date of Equifax's receipt of the invoice. In the event
that any invoice payment is not received by IBM within *    days following the
date specified for such payment herein, a late payment fee of *    per month, or
the maximum amount permissible by law, whichever is less, of the unpaid, late invoice payment will be due and payable by Equifax to IBM from the date such payment became overdue through the date of payment to IBM.

No invoice for charges for any of the Services shall be delivered to Equifax *;
provided, however, any Services that are *    expressly stated in the Agreement
as *   shall be excluded from the limitation of this sentence to the extent, but only to the extent, expressly set forth in the Agreement.

9.8  *

a)   At the end of the first *   of the Term and at the end of each *   period
     thereafter, Equifax U.S. may elect * on a Transaction Document basis   *.
     The cost payable to *   will be *   The Parties will jointly *   The *
     will focus on *


b)   Each Transaction Document will set forth a *      for *
     provided under such Transaction Document and *    The *   will be either
     the *   or an agreed *    and the Parties shall exercise the rights and
     obligations described herein if *    the agreed upon *    For purposes of
     the Agreement, the *    shall be the *    of *    to which *    were *

c)   The result of each *   will be submitted to the IPT, Equifax and IBM. In
     the event that the *   indicates that IBM's *, the IPT will promptly *
     identify opportunities for improvements in the *      of the Services *

d)   With respect to each area identified by the IPT *      as an area for
     improvement *   of the Services *     as set forth in Section 9.8(c),
                                                           --------------
     IBM *      proceed in a  commercially reasonable manner      * Equifax will
     cooperate with IBM in a commercially reasonable manner to assist IBM in this activity. Notwithstanding the foregoing, IBM may, at its sole discretion, elect to *

e)   *

f)   In the event that IBM shall fail to comply with the requirements of Section
                                                                         -------
     9.8(d) as to *    Equifax may *   with respect to *    as to which IBM has
     ------
     failed to comply with the requirements of Section 9.8(d), *    the Services
                                               ---------------
     allocable to *   and take such *   the Services and *   in the Services *
     for the Services *.

g)   Nothing in this Section 9.8 shall be deemed to reduce or increase the
                     -----------
     obligations of IBM to provide the Services * as set forth in the Agreement.

9.9  *

If IBM *    set forth in any Transaction Document, IBM shall *    set forth in a
Schedule to such Transaction Document (each, a *   collectively, the *against
the *    for the *    following the month in which the * The Parties agree that
the *   are a *

*   that the Equifax Group *   for which *    in the Agreement, that the *   in
each such *   would be *   and that the *    the Equifax Group. The Parties
agree that the *    and are the *    of Equifax with respect to the *    with
respect to which such *   are *   to Equifax subject to and as limited by the
provisions of Sections 12 and 13.
              ------------------

9.10  OTHER CREDITS

Except as otherwise set forth in the Agreement, with respect to any amount to be paid or reimbursed to Equifax by IBM at the time any such amount is due and payable to Equifax, IBM may pay that amount to Equifax by applying a credit for the month such amount is due and payable against the charges otherwise payable to IBM under the Agreement, at IBM's option. Notwithstanding the foregoing, if the amount to be so paid or reimbursed by IBM in any specific month, exceeds the charges to Equifax for such month, IBM shall promptly pay any difference to Equifax by check or wire transfer during such month. *

9.11  *

IBM will *   the Equifax Group for the *   pursuant to a Transaction Document
that will be *   IBM, or in the case of a Transaction Document that has been
assigned to an IBM Affiliate, *    IBM or such IBM Affiliate, *   after the
Effective Date, *      for *     Equifax *   to *   subject to any changes *
to reflect the *    IBM or such IBM Affiliate *    provided, however, that the
provisions of this Section 9.11 apply only to * and * IBM or IBM Affiliates *
                   ------------
after the Effective Date.

9.12  DISPUTED CHARGES/CREDITS

In the event Equifax disputes the accuracy or applicability of a charge or credit or other financial arrangement described in the Agreement (i.e., Monthly Charge, Unplanned Resource Units, COLA, Service Credits, pass-through billings, etc.), Equifax shall notify IBM of such dispute as soon as practicable after the discrepancy has been discovered. The Parties will investigate and resolve the dispute using the dispute resolution processes provided under Section 16 of the
                                                              ----------
Agreement. Any undisputed amounts contained in or applicable to an invoice will be paid by Equifax and any undisputed credit amounts will be promptly credited by IBM. Upon request of either Party, Equifax in the case of a disputed charge,
or IBM in the case of a disputed credit, shall *    Upon resolution of the
dispute, the Parties shall be paid * in connection with such dispute in proportion to the amount received by each Party with respect to such dispute,
and the Parties shall each pay *    attributable to the disputed amount in an *
of the disputed amount paid to each Party. Unpaid and uncredited monies that are in dispute and *

9.13 REDUCTION OF EQUIFAX WORK

a) If, during the Term, Equifax experiences significant changes in the scope or nature of its business which have or are reasonably expected to have the effect of causing a substantive and sustained decrease in the amount of IBM resources used in performing the Services, provided such decreases are not due to Equifax resuming the provision of such Services by itself or Equifax transferring the provision of such Services to another vendor, such changes shall be governed by this Section 9.13. Examples of the kinds of events
                                ------------
     that might cause such substantial decreases are:

     1)  changes in Equifax's products or markets;

     2)  mergers, acquisitions or divestitures; or

     3)  changes in market priorities.

b) Equifax will notify IBM of any event or discrete set of events which Equifax believes qualifies under this Section 9.13, and IBM will identify
                                           ------------
     in a plan that will be submitted to Equifax for review and acceptance, any changes that can be made to accommodate such decrease of resource requirements in a cost-effective manner without disruption to Equifax's ongoing operations, and the *

c)   Upon acceptance by Equifax, IBM will make any applicable adjustments to the
     * and the * to reflect the foregoing and distribute an amended Supplement to the Parties.

d) Equifax may, at its option and expense, employ an accredited and independent auditor to verify IBM's methodology for calculating * conforms to accepted accounting practices.

10.  INTELLECTUAL PROPERTY RIGHTS

IBM, the members of the Equifax Group and their respective contractors and subcontractors may develop, create, modify or personalize (collectively, "Develop") certain computer programming code, including source and object code
--------
("Code") and  other Materials in order to perform the Services.  The provisions
  ----
of this Section 10 set forth the respective rights of Equifax and IBM in such
        ----------
Code and other Materials.  This Section 10 does not apply to development,
                                ----------
modification, creation, or personalization of templates for commercially available IBM products (for example, Lotus Notes templates). To the extent that Services under any Transaction Document include the development, modification, creation or personalization of such templates, rights with respect to such templates will be set forth in the applicable Transaction Document or applicable Schedule(s).

10.1  OWNERSHIP OF MATERIALS

With respect to any Materials whether Developed solely by IBM or its subcontractors, or jointly by the Equifax Group personnel or their subcontractors and IBM or its subcontractors, ownership will be as follows:

a)   *   shall be owned by Equifax or another member of the Equifax Group, as applicable. During the Term, IBM shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, operate, distribute, modify, develop, personalize and create Derivative Works from such Materials internally, and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services.

b) * shall be owned by IBM. During the Term , the Equifax Group shall have an irrevocable, nonexclusive, worldwide, paid-up license to use in the Equifax Business, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from, such Materials internally, and the right to sublicense third parties to do any of the foregoing for the Equifax Group.

c) With respect to any Materials whether or not Developed under the Agreement, which are or have been Developed solely by the Equifax Group personnel and/or their contractors, such Materials shall be owned by Equifax. IBM shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from such Materials internally and the right to sublicense third parties to do any of the foregoing, to the extent necessary and for the sole purpose of performing the Services during the Term.

d) Any ownership or license rights herein granted to either Party or another member of the Equifax Group or any other Authorized Users are limited by and subject to any patents and copyrights held by, and terms and conditions of any license agreements with, applicable Third Party Providers.

e) To the extent that by operation of law any of the Materials may not be owned by IBM or the Equifax Group to which ownership has been allocated under this Section 10, each Party agrees to promptly assign, or cause to be
                ----------
     assigned, and take such actions and execute and deliver such documents as shall be necessary or appropriate to effect such assignment without further consideration. Each Party hereby assigns, without further consideration, the ownership of all right, title and interest in all U.S. and foreign copyrights, and mask work rights (if any) in the Materials to the other Party as set forth in this Section 10. Such assignee shall have the right
                                ----------
     to obtain and hold in its own name or transfer patents and copyrights, applications, registrations, renewals and all other rights relating or pertinent thereto.

10.2  OBLIGATIONS REGARDING MATERIALS

a) The Parties agree to reproduce copyright legends which appear on any portion of the Materials which may be owned by the Parties and any and all third parties.

b)   Except as set forth in Section 11, the Agreement shall not preclude either
                           ----------
     Party from Developing materials or providing services which are competitive to the Materials or Services which might be delivered pursuant to the Agreement, except to the extent any of same may infringe any of the other
     Party's *   rights.

c) Neither the Agreement nor any disclosure made hereunder grants any license to either Party under any patents rights, copyrights, mask work rights or trade secrets of the other Party, except for the licenses expressly granted under this Section 10 and Section 12.6 hereof.
                ----------     ------------

d) Each Party and their respective Affiliates shall have the right to develop commercialize, use, publish and distribute materials and/or intellectual property which may be substantially similar to the Materials (including, without limitation, computer programs and other copyrighted works) for their own use, for third parties or for other purposes provided that such activities are effected without breach of their obligations under the Agreement and do not infringe the intellectual property rights of the other Party and/or its Affiliates.

11.   CONFIDENTIALITY/DATA SECURITY

11.1  Confidential Information

IBM and Equifax each acknowledge that the other Party and/or its Affiliates possesses and will continue to possess information, which has commercial value in such other Party's and/or its Affiliates' business and is not in the public domain. Such information has been created, discovered, developed by such other Party and its Affiliates or provided to it by a third party, and such other Party and/or its Affiliates holds property rights in such information by assignment, license or otherwise. "Confidential Information" means with respect
                                   ------------------------
to a Party, * including, without limitation, the terms of the Agreement *
"Trade Secrets" mean with respect to a Party, information related to the
 -------------
services and/or business of the disclosing Party and/or its Affiliates and/or of a third party which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party and/or its Affiliates that are reasonable under the circumstances to maintain its secrecy, including without limitation (i) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (ii) identifying
any oral presentation or communication; *    Assuming the criteria in sections
(a) and (b) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential customers and suppliers. "Company Information" means collectively the
                                    -------------------
Confidential Information and Trade Secrets. *

11.2  OBLIGATIONS

a)   Equifax and IBM will each *   use the same level of care to prevent
     disclosure to third parties and to hold confidential, the Company Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care. Notwithstanding the foregoing, the Parties and their Affiliates to which a Transaction Document is assigned may disclose Company Information in the case of Equifax and its Affiliates which accept assignment of a Transaction Document, to members of the Equifax Group, and in the case of both Parties and their Affiliates, which accept assignment of a Transaction Document, to the authorized contractors and subcontractors involved in providing and using the Services under the Agreement where: (i) such disclosure is necessary to permit the members of the Equifax Group and the contractor or subcontractor to perform its duties hereunder or use the Services; (ii) members of the Equifax Group and the contractor or subcontractor agree in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this Section 11 and IBM and Equifax are each third
                               ----------
     party beneficiaries for all purposes; and (iii) IBM in the case of Equifax Company Information received by IBM and/or its Affiliates and disclosed by them as permitted herein or Equifax in the case of IBM Company Information received by Equifax and/or its Affiliates and disclosed by them as permitted herein, assumes full responsibility for the acts or omissions of its Affiliates, contractors and subcontractors no less than if the acts or omissions were those of IBM and Equifax respectively.

b) Neither Equifax nor IBM shall use the Company Information of the other Party except in the case of IBM and its Affiliates and subcontractors, (i) in connection with the performance of the Services and (ii) as otherwise specifically permitted in the Agreement, and in the case of Equifax, its contractors and other members of the Equifax Group, (A) as specifically permitted in the Agreement and (B) in connection with the use of the Services. IBM shall be responsible to ensure that its Affiliates and subcontractors comply with this Section 11.2(b) and Equifax shall be
                                     ---------------
     responsible to ensure that the members of the Equifax Group and its contractors comply with this Section 11.2(b).
                                  ---------------

c) Without limiting the generality of the foregoing, neither Party nor their Affiliates will publicly disclose the terms of the Agreement, except to the extent permitted by this Section 11 and to enforce the terms of the
                              ----------
     Agreement, without the prior written consent of the other. Furthermore, neither IBM nor Equifax nor their Affiliates will make any use of the Company Information of the other Party and its Affiliates except as contemplated by the Agreement; acquire any right in or assert any lien against the other Party's Company Information except as contemplated by the Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

d) Notwithstanding any other provision of the Agreement, neither Party will be restricted in using, in connection with its business operations, any data processing or network management ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other Party's Company Information.

11.3  EXCLUSIONS

Notwithstanding the foregoing, this Section 11 will not apply to any information
                                    ----------
which IBM or Equifax can demonstrate was: (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving party; (c) without a breach of duty owed to the disclosing party, is in the possession of the receiving party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing party, did disclose such information to it; or (e) independently developed by the receiving party without reference to Company Information of the disclosing party. Further, either Party may disclose the other Party's Company Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Company Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the discloser's cost and expense. It is understood that the receipt of Company Information under the Agreement will not limit or restrict assignment or reassignment of employees of IBM and its Affiliates and the Equifax Group within or between the respective Parties and their Affiliates.

11.4  LOSS OF COMPANY INFORMATION

The receiving Party will immediately notify the disclosing Party, orally or in writing in the event of any disclosure, loss, or use in violation of the Agreement of a disclosing Party's Company Information known to the receiving Party.

11.5  LIMITATION

The covenants of confidentiality set forth herein (a) will apply after the Effective Date to any Company Information disclosed to the receiving Party before and after the Effective Date and (b) will continue and must be maintained
from the Effective Date through the *   and (i) with respect to Trade Secrets,
until the earlier of * or until such Trade Secrets no longer qualify as trade secrets under applicable law; and (ii) with respect to Confidential Information for a period equal to the shorter of * or until such Confidential Information no longer qualifies as confidential under applicable law. Neither Party will be responsible for the security of the Company Information of the other Party during transmission via public communications facilities or for the loss of or damage to such information during transmission, except to the extent that such breach of security or loss or damage is caused by the failure of such Party to perform its obligations under the Agreement, including exercisin g the standard of care set forth in Section 11.2(a).
                     --------------

11.6  DATA

All of Equifax's Company Information (including, without limitation, data, records and reports related to the Equifax Group, the Equifax Business and the Services) is represented by Equifax to be the exclusive property of Equifax, and/or its Affiliates or the property of third parties licensed to Equifax and/or its Affiliates, and the furnishing of such information, data, records and reports to, or access to such items by, IBM and/or its Affiliates and/or subcontractors will not grant any express or implied license to or interest in IBM and/or its Affiliates and/or subcontractors relating to such information, data, records and reports except as required to perform the Services pursuant to the Agreement. Unless specifically provided otherwise in a Transaction Document, IBM shall have no responsibility with respect to compliance with laws or regulations applicable to the storage, maintenance, and distribution of Equifax Company Information to the extent that any such activity by IBM is performed or implemented in accordance with Equifax's instruction or direction. Upon request by Equifax at any time and from time to time and without regard to the default status of the Parties under the Agreement, IBM and/or its Affiliates and/or subcontractors shall promptly deliver to Equifax Equifax's Company Information (including without limitation all data, records and related reports regarding the Equifax Group, the Equifax Business and the Services) in electronic (tape) format and in such hard copy as existing on the date of the request by Equifax.

12.   TERMINATION

12.1  Termination By Equifax

Equifax may terminate any individual Transaction Document for the following reasons:

a)   A material breach of such Transaction Document by IBM and/or its Affiliates
     that remains uncured for *   after receipt of written notice thereof;
     provided, however, if a material breach of such Transaction Document by IBM and/or its Affiliates (other than a breach of Section 11 hereof) occurs
                                                   ----------
     that by its nature cannot be cured by IBM in such *   period but IBM
     submits a commercially reasonable written plan to Equifax within such period to cure such breach after the * period (but in no event more than * after such notice of breach), the cure period for such breach shall be extended to the date set forth in the plan; or

b)   There exists *   (i) on the Services support of the * of the Equifax Group
     or the portion of
     the Equifax Group constituting the user group under such Transaction Document, or (ii) on the management of the Services or the portion of the Services covered by such Transaction Document; or

c)   *   upon *   Equifax to IBM; or

d)   In the event of * upon one hundred eighty (180) days prior notice by
     Equifax to IBM, which notice must be given within 180 days after *   or

e) IBM and/or its Affiliate that has accepted assignment of such Transaction Document becomes insolvent or is unable to pay its debts or enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or any other country or transfers all or substantially all of its assets to another person or entity; or

f) IBM and/or its Affiliate that has accepted assignment of such Transaction Document * under the circumstances and resulting from the events described
     in *   or

g)   Under the circumstances set forth in Section *
                                          -------

12.2  TERMINATION BY IBM

IBM may terminate any Transaction Document for a material default by Equifax that remains uncured for a period of * after written notice thereof to Equifax from IBM.

12.3  TERMINATION CHARGES

a) In the event of a termination by Equifax pursuant to * or * Equifax shall pay IBM * and * In the event of a termination by Equifax pursuant to * Equifax shall pay IBM * but will not be responsible for *. In the event of a termination by Equifax pursuant to * or * or * or * or * for failing to provide * , Equifax shall not be responsible for the payment of * In the instance of a termination by equifax pursuant to * Equifax may not recover any damages from IBM for * , provided that nothing in this sentence shall preclude any recovery by Equifax pursunat to Section 8.4(b), Section 9,
                                                  -------------   ---------
     Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, or
     ----------  ----------  ----------  ----------  ----------  ----------
     Section 17.3.
     ------------

b)   Except as set forth in Section 12.3(a), Equifax shall not be obligated to
                            ---------------
     pay any charges that would otherwise accrue and be payable by Equifax pursuant to the Agreement or any Transaction Document after the effective date of the expiration or termination of the Agreement or any such Transaction Document.

12.4  [RESERVED]

12.5  SERVICES TRANSFER ASSISTANCE

a) The Parties agree that IBM will cooperate with the Equifax Group to assist in the orderly transfer of the services, functions, responsibilities, tasks and operations comprising the Services under each Transaction Document provided by IBM and its Affiliates hereunder to one or more members of the Equifax Group itself or another services provider in connection with the expiration or earlier termination of the Agreement and/or each Transaction Document for any reason, however described. * Services Transfer Assistance thereunder is completed. Upon Equifax's request IBM or its Affiliate shall provide transfer assistance in connection with migrating the work of the Equifax Group to the Equifax Group itself or another services provider ("Services Transfer Assistance") commencing up to * prior to expiration or
       ----------------------------
     upon any notice of termination, or of non-renewal of the Agreement or any Transaction Document. In the event Equifax shall * and payable under the Agreement within * of the start of Services Transfer Assistance, with or without an attendant * IBM shall not be required to provide Services Transfer Assistance unless Equifax * for * if any, applicable to the Transaction Document(s) * and a reasonable projection of * such Transaction Documents for the * Services Transfer Assistance. In no event will Equifax's * be considered a failure by Equifax to * hereunder. Further, IBM shall provide the Services Transfer Assistance in accordance with this
     Section 12.5 even in the event of Equifax's * with or without an * if
     ------------
     Equifax * of the * the Transaction Document(s) being terminated (other than the * which shall be * as provided in the Supplement) for the Services Transfer Assistance * Equifax desires IBM to provide such services to the Equifax Group or its designees. Services Transfer Assistance shall be provided through the effective date of the expiration or termination of the Services under the Transaction Documents being terminated, and upon request by Equifax, the effective date of such expiration or termination shall be extended for up to * thereafter pursuant to the terms and conditions of the Agreement and applicable Transaction Document(s) * shall be considered * of such Transaction Documents, however any such * shall not affect the payment date or amount of any applicable Termination Charges, which Termination Charges shall be due and payable as of * Services Transfer Assistance shall include, but not be limited to, providing the Equifax Group and their respective agents, contractors and consultants, as necessary, with services described in a Schedule to each Transaction Document.

b) If any Services Transfer Assistance provided by IBM requires the utilization of additional resources that IBM would not otherwise use in the performance of the Agreement and applicable Transaction Documents but for which there is a current Resource Unit Baseline, Equifax will pay IBM for such usage at the then-current applicable Transaction Document(s) charges and in the manner set forth in the applicable Transaction Document(s). If the Services Transfer Assistance requires IBM to * in the performance of the Services under the Agreement and applicable Transaction Document(s), then IBM shall notify Equifax of the identity and scope of the activities requiring that IBM * and the projected * that will be * for the performance of such assistance. Upon Equifax's authorization, IBM shall perform * Within * after the date of the

     *  Equifax *  to provide such assistance to Equifax.

c) If Equifax exercises its option to * by IBM for Services Transfer Assistance with regard to any Transaction Document and it is determined that such * associated with the Services Transfer Assistance, then IBM shall * or, if no * promptly * Equifax at the end of such Services Transfer Assistance. Conversely, if the * IBM for Services Transfer Assistance with regard to any Transaction Document does no * hereunder for the provision of Services Transfer Assistance to Equifax, then IBM shall * and Equifax shall *

12.6  OTHER RIGHTS UPON TERMINATION

At the expiration or earlier termination of the Agreement and/or any Transaction Document for any reason, however described, IBM agrees in each such instance, as applicable:

a) Upon Equifax's request, IBM agrees to sell to Equifax or its designee for * the IBM Machines owned by IBM then currently being used by IBM primarily to perform the Services or the portion of the Services covered by the Transaction Document, as applicable. In the case of IBM Machines that IBM is leasing and using primarily to perform the Services, IBM agrees to permit Equifax or its designee to either buy-out the lease on the IBM Machines and purchase the IBM Machines from the lessor or assume the lease(s) and secure the release of IBM thereon, subject to the terms of the applicable lease. Equifax shall be responsible for any sales, use or similar taxes associated with such purchase of such IBM Machines or the assumption of such leases.

b) IBM will grant to the members of the Equifax Group and their Affiliates an irrevocable, nonexclusive, worldwide, perpetual, paid-up source and object code license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop and personalize, and create Derivative Works from, * as a part of and in connection with the Equifax Business, and the right to sublicense third parties to do any of the foregoing for the members of the Equifax Group. Except as specifically set forth in this
     Section 12.6(b), nothing in this Section 12.6(b) grants Equifax any license
     --------------                   --------------
     to any materials *

c) IBM will provide to the Equifax Group a source code and an object code license for * and not otherwise owned by or licensed to Equifax in accordance with Section 12.6(b) and not generally commercially available
                     ---------------
     for use by the Equifax Group as a part of and in connection with the Equifax Business, upon terms and prices to be mutually agreed upon by the Parties * or, in the case where no such * At Equifax's option, IBM will recommend a mutually agreeable commercially available substitute, if available, to perform the same function.

d)   Subject to Section 12.6(e), if IBM has licensed or purchased and is using
                --------------
     any generally commercially available Software to provide the Services to the Equifax Group at the date of expiration or termination of the Agreement or any Transaction Document, Equifax may elect to take a transfer or an assignment of the license for such software (and any attendant maintenance agreement), subject to the terms of such license, and reimburse IBM for the initial license or purchase charges for such IBM Software in an amount equal to the remaining unamortized cost of such Software, if any,
     depreciated over a *   life.  Equifax shall also pay any transfer
     fee or charge imposed by the applicable vendor and not the obligation of IBM hereunder, and subject to Equifax's acceptance of any applicable vendor terms and conditions, such licensed Software shall be transferred or assigned to Equifax.

e) If IBM has licensed or purchased and is using any generally commercially available Software to provide the Services to the Equifax Group and other IBM customers in a shared environment at the date of expiration or termination of the Agreement or any Transaction Document, IBM, upon request by Equifax, will assist Equifax in obtaining licenses for such Software (and any attendant maintenance agreement) subject to Equifax's payment of any license fee and other charge imposed by the applicable vendor.

f) IBM will use commercially reasonable efforts to negotiate license arrangements with third parties that will minimize the amount of license and maintenance agreement transfer and assignment fees to be paid by Equifax. Equifax may participate in the negotiation of such license and maintenance agreement arrangements. IBM shall provide reasonable advance written notice to Equifax of such anticipated negotiations.

g) Upon the date of expiration or termination of the Agreement or any Transaction Document for any reason, the Equifax Group shall have the right
     to *    for the Equifax Group hereunder or under such Transaction Document, as applicable ("Service Employees"). Promptly after either Party provides
                     -----------------
     the other Party written notice of termination or expiration with the prior consent of each Services Employee (each of whom IBM will notify of Equifax's interest), IBM agrees, subject to the agreement of the Service Employees, to supply Equifax with the names and resumes requested by Equifax for the purpose of exercising its rights under this Section 12.6,
                                                                 ------------
     at no charge. Equifax's rights under this Section 12.6 will take precedence
                                               ------------
     over any *     that may otherwise limit an    *.

h) Upon Equifax's request, IBM will transfer or assign to Equifax or its designee, on mutually acceptable terms and conditions, any Third Party Agreements not otherwise treated in this Section 12.6, applicable solely to
                                              ------------
     services being provided to Equifax, including, without limitation, Third Party Agreements for maintenance, Disaster Recovery Services and other necessary third party services then being used by IBM to perform the Services subject to the payment by Equifax of any transfer fee or charge imposed by the applicable vendors.

12.7 EFFECT OF TERMINATION/SURVIVAL OF SELECTED PROVISIONS

Notwithstanding the expiration or earlier termination of the Services or the Agreement or any Transaction Document for any reason however described, the following Sections of the Agreement shall survive any such expiration or termination: Section 8.4(b), Section 10, Section 11, Section 12.5, Section 12.6,
             --------------- ----------  ----------  ------------  ------------
Section 12.7, Section 13, Section 14, Section 15, Section 16.1 and Section 17.
------------  ----------  ----------  ----------  ------------     ----------

13.  LIABILITY

13.1 LIABILITY CAPS

a)   Except as provided in Section 13.2, the liability of IBM and its Affiliates
                           ------------
     to Equifax and its Affiliates under each Transaction Document arising out of or resulting from the performance or non-performance of

     IBM and/or its Affiliates and/or subcontractors of the Services and its obligations under such Transaction Document shall be limited in the aggregate for all claims, causes of action or occurrences:

     (i) to Direct Damages incurred by Equifax and its Affiliates equal to the charges paid by Equifax for the Services set forth in the supplement
          to such Transaction Document during the *   months immediately prior
          to the first event which is the subject of the first claim or if   *
          months have not elapsed in the term of such Transaction Document at the time of the first such event, the charges to Equifax for the
          Services set forth in such Supplement during the   * months of the
          term of such Transaction Document ("IBM Direct Damages Cap"); and

     (ii) in the event Equifax claims Direct Damages for event(s) which are the subject matter of claim(s) or cause(s) of action which are the basis for and result in Equifax's termination of the Agreement or any
          Transaction Document pursuant to *   then Equifax shall be entitled to
          recover *   from IBM, not to exceed *   which amount shall be applied
          only toward such   *.

b)   Except as provided in Section 13.2, the liability of Equifax to IBM arising
                           -------------
     out of or resulting from the performance and non-performance of its
     obligations under each Transaction Document shall be *   which in the
     aggregate shall not exceed * (the "Equifax Direct Damages Cap"). The
                                        --------------------------
     IBM Direct Damages Cap and the Equifax Direct Damages Cap are herein collectively called the "Direct Damages Caps".
                              -------------------

13.2  EXCLUSIONS

The provisions of Section 13.1 will not apply to (a) *    including but not
limited to *   (b) the *   (c) Losses arising from * (d) the amounts to be paid
or credited to Equifax as *   (e) amounts payable by IBM under *   of the
Agreement; and (f) amounts payable to Equifax.   *

13.3  DIRECT DAMAGES AND COVER CHARGES

Unless specifically provided to the contrary in the Agreement, neither party shall have any liability whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other party for any damages other than Direct Damages.

a)  "Direct Damages" mean actual, direct damages incurred by the claiming Party
     --------------
     which include, by way of example but without limitation, *   but "Direct
Damages" shall not include (A) loss of
     interest, profit or revenue of the claiming Party or (B) incidental, consequential, special or indirect damages suffered by the claiming Party
     * and shall not include punitive or exemplary damages suffered by the claiming Party arising from or related to the Agreement, even if such Party has been advised of the possibility of such losses or damages.

b)   *   means all costs and expenses *   after commercially reasonable efforts
     to mitigate such costs and expenses.

13.4  DEPENDENCIES

In no event will IBM or its subcontractors be liable for any damages if and to the extent caused by Equifax's or its Affiliates' or its subcontractors' failure to perform its responsibilities hereunder; provided, however, for the purposes of this Section 13.4, neither IBM nor its Affiliates nor the Third Party
        ------------
Providers shall be considered a subcontractor of Equifax. Neither Equifax nor its Affiliates or subcontractors shall be liable for any damages if and to the extent caused by any failure to perform by IBM or its Affiliates or subcontractors.

13.5  REMEDIES

At its option, Equifax may seek all remedies available to it under law and in equity or * subject to the limitations and provisions specified in this
Section 13.  If IBM's provision of the Services is such that *         and
----------
Equifax elects to *    Equifax's *    shall constitute      * with respect to
       *. However, within *    of the *    Equifax *         with respect to
any *    upon which Equifax is basing *    Equifax may *    and pursue a damage
claim against IBM, if any such claim exists.

14.  INDEMNITIES

14.1 Indemnity by IBM

IBM will indemnify and hold each member of the Equifax Group and their respective officers, directors, employees, agents, successors, contractors and assigns (each an "Indemnitee") harmless from and against any and all Losses
                  ----------
incurred by any of them arising from or in connection with:

a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred
     by contract or by common law *    or any state, alleged to have been
     incurred because of or arising out of any aspect of the Services (including without limitation any information technology, information management and communications services, equipment, software or other resources) provided by IBM and/or its Affiliates or subcontractors in its performance of the Services; provided, however, IBM will have no obligation with respect to any Losses to the extent arising from or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services committed by an Indemnitee or any employee of an Indemnitee that is not the result of IBM and/or its Affiliates or subcontractors failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; and provided, further, that IBM will have no obligation with respect to any Losses to the extent arising out of or in connection with an Indemnitee's modification of a program or a machine provided by IBM and/or its Affiliates or subcontractors, or an Indemnitee's combination, operation or use of the services, equipment, software or other resources provided by IBM and/or its Affiliates or subcontractors with devices, data, programs or other resources not furnished by, through or at the specification of IBM or its Affiliates or subcontractors, or an Indemnitee's use of equipment or software provided by IBM and/or its Affiliates to such Indemnitee under a Transaction Document in a country or countries other than those countries specifically designated in the Transaction Document *

b)   any Claims, however described (including without limitation, failure to *
     or arising from IBM's exercise of its rights to *    pursuant to Section
     8.3(a)), accruing during the term of a Transaction Document (that is, not arising or resulting from a breach by the Equifax Group before such effective date or after the termination date of such Transaction Document)
     regarding any *    covered by such Transaction Document; provided, however,
     IBM will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services (i) committed by any Indemnitee or any employee of an Indemnitee that is not the result of IBM and/or its Affiliates or subcontractors failing to perform its obligations under such Transaction Document including, without limitation,
     *   or (ii) to the extent arising out of or result from Equifax failing to
     perform its obligations under the Agreement including   *

c) any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of IBM, its Affiliates, contractors and subcontractors caused by the negligence or willful misconduct of IBM, its employees, Affiliates, contractors or subcontractors; provided that IBM will have no obligation under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of a member of the Equifax Group;

d) any Claims for amounts, including but not limited to taxes, interest and penalties, assessed or claimed against the Equifax Group which are obligations of IBM under the Agreement;

e)   any Claim for *    arising out of the Agreement or as a result of the
     Services performed at the Facilities, the Data Center or the other Equifax sites or locations to the extent IBM or its Affiliates or subcontractors
     has *    or *    from which the Claim arises;

f)   any Claims directly attributable to IBM's decision to request that Equifax
     *    and Equifax's assent to and compliance with such decision and    *
     incurred by Equifax associated with such decision by IBM and compliance by Equifax;

g)   any Claims for *    arising out of or resulting from IBM *    or other
     information provided to Equifax in writing regarding *    for the Services
     to Equifax; and

h) any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with IBM and/or its Affiliates, except to the extent any such Claim arises from a wrongful act of Equifax and/or its Affiliates and/or subcontractors.

In the event and to the extent that a Claim is made against an Indemnitee by an employee of IBM, its contractors or subcontractors providing services, products and/or software hereunder, the Parties agree that IBM shall indemnify and hold harmless the Indemnitee to the same extent as if the Claim was made by a non-employee of IBM, its contractors or subcontractors. IBM's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, IBM, in an indemnification claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.2  INDEMNITY BY EQUIFAX

Equifax will indemnify and hold harmless IBM, its Affiliates that are assignees of a Transaction Document, and their respective officers, directors, employees, agents, successors and assigns (each an "IBM Indemnitee") harmless from and
                                         --------------
against any and all Losses incurred by any of them arising from or in connection with:

a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred
     by contract or by common law *     or any state, alleged to have been
     incurred because of or arising out of any equipment, materials and other resources (including without limitation information technology, information management and communications services equipment, software or other resources) provided to IBM and/or its Affiliates by the Equifax Group in connection with the performance of the Services; provided, however, Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services, committed by an IBM Indemnitee or any employee of an IBM Indemnitee that is not the result of the Equifax Group failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; and provided, further, that Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with an IBM Indemnitee's modification of a program or a machine provided by a member of the Equifax Group, or a IBM Indemnitee's combination, operation or use of the equipment, software or other resources provided by the Equifax Group with devices, data, programs or other resources not furnished by the Equifax Group, or an IBM Indemnitee's use of equipment or software provided by the Equifax Group to such IBM Indemnitee under a Transaction Document in a country or countries other than those
     countries specifically designated in the Transaction Document   *

b)   any Claims accruing before the effective date or after the termination date
     of a Transaction Document regarding any *    by such Transaction Document,
     including without limitation, failure to *    but not including Claims
     arising or resulting from IBM and/or its Affiliates failing to perform its
     obligations under the Agreement including, without limitation,   *

c) any Claims for amounts, including without limitation, taxes, interest and penalties assessed or claimed against IBM which are obligations of Equifax under the Agreement;

d) any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of the Equifax Group caused by the negligence or willful misconduct of the Equifax Group or their employees; provided that Equifax will have no obligation, under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of IBM, its Affiliates or subcontractors;

e) any Claims arising out of or resulting from the operations of the Equifax Group, including the provision of access to the Services pursuant to
     Section 17.15, to the extent such Claims do not arise out of a breach of
     -------------
     the Agreement by IBM and are not the subject of a specific indemnity provided to Equifax by IBM in Section 14.1; provided, however, that Equifax
                                   ------------
     will have no obligation under this item, to the extent the Claims arise out of or result from the negligence or willful misconduct of IBM, its Affiliates or subcontractors;

f)   any Claim for violation of *   arising out of the Services performed at the
     Facilities, the Data Center or other Equifax Group sites or locations except to the extent that IBM or its Affiliates or subcontractors has
     caused the *   from which the Claim arises;

g) any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with Equifax, except to the extent any such Claim arises from a wrongful act of IBM and/or its Affiliates and/or subcontractors; and

h) any Claims arising out of or resulting from the operations of the Equifax Group and arising from acts of Authorized Users.

In the event and to the extent that a Claim is made by an employee of a member of the Equifax Group against an IBM Indemnitee, the Parties agree that Equifax shall indemnify and hold harmless the IBM Indemnitee to the same extent as if the Claim was made by a non-employee of the members of the Equifax Group. Equifax's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, Equifax, in an indemnification Claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.3 EMPLOYMENT ACTIONS

It is agreed that IBM shall be solely and exclusively responsible for personnel decisions affecting IBM's employees, contractors, subcontractors and agents (including without limitation, hiring, promotions, training, compensation, evaluation, discipline, and discharge). Equifax shall be solely and exclusively responsible for personnel decisions affecting employees, contractors, and agents of the members of the Equifax Group (including without limitation, hiring, promotion, training, compensation, evaluation, discipline and discharge).

14.4 EXCLUSIVE REMEDY

The indemnification rights of each Indemnitee and IBM Indemnitee (individually an "Indemnified Party") for third party Claims pursuant to Sections 14.1 and
    -----------------                                      -----------------
14.2, shall be the sole and exclusive remedy of such Indemnified Party with
----
respect to each such third party Claim to which such indemnification relates.

14.5 INDEMNIFICATION PROCEDURES

a) Written notice shall be given to the Party that is obligated to provide indemnification under Sections 14.1 and 14.2 (the "Indemnifying Party"), if
                           ----------------------       ------------------
     any civil, criminal, administrative or investigative action or proceeding is commenced or threatened by a third party (any of the above being a

     "Claim") against any Indemnified Party.  Such notice shall be given as
     ------
     promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under the Agreement to defend the Claim. After such notice, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnifying Party must deliver written notice of its election of taking such control of the claim to the Indemnified Party not fewer than ten (10) days prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

b) After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim as provided in this Section 14.5,
                                                                  ------------
     the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense. In no event shall any settlement of the Claim pursuant to this Section 5(b) require the
                                                        ------------
     consent of the Indemnifying Party.

15.  INSURANCE AND RISK OF LOSS

15.1 IBM INSURANCE

During the Term of the Agreement, IBM and each IBM contractor and subcontractor shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of IBM or any IBM contractor or subcontractor;

b)   employer's liability insurance, for employee bodily injuries and deaths,
     with a limit *   each accident;

c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, with limits as follows:
     (1) occurrence/aggregate limit *    for bodily injury, death and property
     damage per occurrence of *  combined aggregate; or (2) split liability,
     without aggregate limits, of (i) *    for bodily injury per person; (ii) *
     for bodily injury per occurrence; and (iii) *    per occurrence for
     property damage;

d)   comprehensive automobile liability insurance, covering owned, non-owned and
     hired vehicles, with limits as follows (1) combined single limit of *   for
     bodily injury, death and property damage per occurrence; or (2) split
     liability limits of (i) *    for bodily injury per person; (ii) *    for
     bodily injury per occurrence; and (iii) *    for property damage; and

e) all-risk property insurance, on a replacement cost basis, covering the real and personal property of IBM which IBM is obligated to insure by the Agreement. Such real and personal property may include buildings, equipment, furniture, fixtures and supply inventory.

All such policies of insurance of IBM and its contractors and subcontractors shall provide that the same shall not be canceled nor the coverage modified nor the limits changed without first giving * prior written notice thereof to Equifax. No such cancellation, modification or change shall affect IBM's obligation to maintain the insurance coverages required by the Agreement. Except for workers' compensation insurance *. All liability insurance policies shall be written on an "occurrence" policy form.* As its interest may appear on the property insurance policies of IBM. IBM shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by IBM pursuant to the Agreement shall be primary coverage regardless of whether or not Equifax has similar coverage. IBM and its contractors and subcontractors shall not perform under the Agreement without the prerequisite insurance *. Unless previously agreed to in writing by Equifax, IBM's contractors and subcontractors shall comply with the insurance requirements herein. The minimum limits of coverage required by the Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If IBM or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to IBM by Equifax and a * cure period, Equifax may, without any obligation to do so *. The maintenance of the insurance coverages required under the Agreement shall in no way operate to limit the liability of IBM to Equifax under the provisions of the Agreement.

The parties do not intend to shift all risk of loss to insurance. The naming of Equifax as additional insured is not intended to be a limitation of Provider's liability and shall in no event be deemed to, or serve to, limit Provider's liability to Equifax to available insurance coverage or to the policy limits specified in this Section 14, nor to limit Equifax's rights to exercise any and
                  ----------
all remedies available to Equifax under contract, at law or in equity.

15.2 RISK OF PROPERTY LOSS

IBM is responsible for risk of loss of, or damage to, the Software, Machines,
Equifax Provided Office Furnishings and *   in its possession or control, and
Equifax is responsible for risk of loss of, or damage to, the Software, Machines
and *   in its possession or control.

15.3 *

a) To the extent permitted by law, IBM and its Affiliates, contractors, subcontractors, and their respective directors, officers, employees, agents
     and insurers *   the member of the Equifax Group and their respective
     directors, officers, employees, agents, contractors and subcontractors *
     IBM and its Affiliates, contractors and subcontractors *   in connection
     with the Agreement. Each *   of IBM and its Affiliates, contractors and
     subcontractors *   the Equifax Group and their respective directors,
     officers, employees, agents, contractors and subcontractors *   in
     connection with the Agreement.

b) To the extent permitted by law, Equifax, the other members of the Equifax Group and their respective directors, officers, employees, agents and
     insurers *   and its Affiliates, contractors and subcontractors *
     Equifax and the other members of the Equifax Group *   IBM and its
     Affiliates, contractors and subcontractors *   in connection with the
     Agreement.

16.  DISPUTE RESOLUTION

16.1 Dispute Resolution Procedures

a) Any dispute between the Parties either with respect to the interpretation of any provision of the Agreement or with respect to the performance hereunder by IBM or by Equifax or their respective Affiliates shall be resolved as specified in this Section 16.1.
                                   ------------

     1) Upon the written request of either Party, a dispute shall be submitted to the Integrated Planning Team for resolution.

     2) The Integrated Planning Team shall meet as often as necessary to gather and furnish to each Party all non-privileged information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

     3) The Integrated Planning Team shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

     4) During the course of such negotiation, all reasonable requests made by one Party to the other for nonprivileged information reasonably related to the Agreement, will be honored in order that each Party may be fully advised of the other Party's position.

     5) The specific format for such discussions will be left to the discretion of the Integrated Planning Team, but may include the preparation of agreed upon statements of fact or written statements of position furnished by each Party to the other Party.

b) If the Integrated Planning Team does not resolve the dispute within * after the date of receipt by the other Party of a request to submit the dispute to the Integrated Planning Team as described in Section 16.1(a)(1)
                                                             ------------------
     (the "Notice"), then the dispute shall be escalated to an officer of
           ------
     Equifax and an officer of IBM, for their review and resolution within * days after receipt of the Notice.

c)   If the officers referred to in Section 16.1(b) do not resolve the dispute
                                    ---------------
     within *   after the Notice, then the dispute shall be escalated to the
     President of Equifax and the IBM corporate officer in charge of IBM Global
     Services, for their review and resolution within   *   after the Notice.

d) If the dispute is not resolved by the Parties' representatives identified in Section 16.1(c) within * after the Notice, the Parties agree to try in
     good faith to resolve the dispute  *   before resorting to litigation or
     some other dispute resolution procedure.

e)   If the dispute is not resolved by  *   within  *   days after the Notice,
     then the Parties may initiate formal proceedings; however, formal proceedings for the judicial resolution of any such dispute may not be commenced until the earlier of:

     1) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

     2)   *   after the Notice; or

     3)   *   before the statute of limitations governing any cause
          of action relating to such dispute would expire.

Notwithstanding anything to the contrary in this Section 16.1(e), the Integrated
                                                 ---------------
Planning Team shall have the authority to stay the time periods set forth in this Section 16.1 upon unanimous vote of its members to take such action.
     ------------

f)   Notwithstanding any other provision of this Section 16.1, either Party may
                                                 ------------
     resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section would permit or cause irreparable injury to such Party or any third party claiming against such Party, due to delay arising out of the dispute resolution process.

16.2 CONTINUED PERFORMANCE

The Parties agree to continue performing their respective obligations under the Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of the Agreement or unless such performance is prevented by the actions of the other Party.

17.  GENERAL

17.1 RELATIONSHIP OF PARTIES

The Agreement shall not be construed as constituting either Party or its Affiliates as partner of the other Party and its Affiliates or to create any other form of legal association that would impose liability upon one Party or its Affiliates for the act or failure to act of the other Party and its Affiliates or as providing either Party or its Affiliates with the right, power or authority (express or implied) to create any duty or obligation of the other Party and its Affiliates, except as provided in Section 8.3. Each Party shall
                                                ------- ---
be responsible for the management, direction and control of the employees of such Party and its Affiliates and such employees shall not be employees of the other Party or its Affiliates.

Each Party will submit to the other Party all advertising, written sales promotion, press releases and other publicity matters relating to the Agreement in which the other Party's or its Affiliate's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and will not publish or use such advertising, sales promotion, press releases, or publicity matters without prior written approval of the other Party. However, either Party may include the other Party's and/or its Affiliates name and a factual description of the work performed under the Agreement on employee bulletin boards, in its list of references and in the experience Section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

17.2  ENTIRE AGREEMENT, UPDATES, AMENDMENTS AND MODIFICATIONS

The Agreement (including the Transaction Documents and the Supplement and Schedules thereto) constitutes the entire agreement of the Parties and their Affiliates with regard to the Services and matters addressed therein, and all prior agreements (including, without limitation, the Agreement for Systems Operations Services dated April 20, 1993, as amended), letters, proposals, discussions and other documents regarding the Services and the matters addressed in the Agreement (including the Transaction Documents and the Supplement and Schedules) and are superseded and merged into the Agreement (including the Transaction Documents and the Supplement and Schedules thereto). Updates, amendments and modifications to the Agreement including the Transaction Documents may not be made orally, but shall only be made by a written document signed in the case of this Master Agreement by both Parties and in the case of each Transaction Document, by the Parties and, if applicable, permitted asignees of such Transaction Documents. Any terms and conditions varying from the Agreement (including the Transaction Documents and the Supplement and Schedules thereto) on any order or written notification from either Party or its Affiliates shall not be effective or binding on the other Party or its Affiliates.

17.3  FORCE MAJEURE

a) Neither Party shall be liable for any default or delay in the performance of its obligations hereunder, except for payment defaults, if and to the extent and while such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts, or labor difficulties or any other similar cause beyond the reasonable control of such Party and its Affiliates other than strikes, lockouts, or labor difficulties initiated by such Party's or its Affiliates or subcontractor's employees; and provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party or its Affiliates through the use of alternate sources, work-around plans or other means, (individually, each being a "Force Majeure Event").
              -------------------

b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such
     delay (to be confirmed in writing within *   after the inception of such
     delay).

c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services under any Transaction Document necessary for the performance of the critical functions of the Equifax users of such
     Services for more than *   then at Equifax's option:

     i)   Equifax may *   . Provided Equifax has not *   pursuant to Section
          17.3(c)(ii) and Equifax continues to make payment to IBM under such
          Transaction Document and Equifax exerts reasonable efforts to *    for
          the provision of such Services to Equifax until such time as IBM restores the Services and meets the Performance Standards but in no
          event for more than *   and/or

     ii)  Until such time as IBM has restored the Services, Equifax may *   by
          Equifax in a written notice * ,   and Equifax will pay all fees due
          and payable *   .If Equifax elects *   , Equifax shall only pay on
          account of such *   (but will not be liable for *   as well as *

d)   This Section 17.3 does not limit or otherwise affect IBM's obligation to
          ------------
     provide Disaster Recovery Services in accordance with Section 3.3 and the
                                                           -----------
     Schedules to each Transaction Document. In the event of a Force Majeure Event affecting Equifax, this Section 17.3 will not limit or otherwise
                                   ------------
     relieve Equifax's obligation to pay any monies due IBM under the terms of the Agreement, except as provided in Section 17.3(c)(ii) and Section 3.3.
                                          -------------------     -----------

17.4 NONPERFORMANCE

To the extent any nonperformance by either Party of its nonmonetary obligations under the Agreement results from or is caused by the other Party's failure to perform its obligations under the Agreement, such nonperformance shall be excused.

17.5 WAIVER

No waiver of any breach of any provision of the Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

17.6 SEVERABILITY

If any provision of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

17.7  COUNTERPARTS

The Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

17.8  GOVERNING LAW

The Agreement and any and all claims and disputes arising out of or in connection with or related to the relationships and arrangements between the Equifax Group and IBM and its Affiliates described in the Agreement will be governed by and construed in accordance with the laws of the State of Georgia and the United States of America. The Parties hereby (a) agree that the * or if such court does not have subject matter jurisdiction, the appropriate * shall have exclusive jurisdiction over the actions arising out of or related to or in connection with the Agreement and the subject matter of the Agreement, whether in contract, tort, or any other form of action ("Action"); (b) agree to initiate
                                                 ------
any such Action against the other Party only in such courts; (c) agree that they shall not raise any defense to the lawful jurisdiction of such courts; and (d) agree that they shall not attempt the removal of any Action to any other court, whether local, state or federal courts of the United States or the courts of any other country.

17.9  BINDING NATURE AND ASSIGNMENT

The Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this Section 17.9, neither Party may,
                                               ------------
or will have the power to, assign the Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that either Party may assign its rights and obligations under the Agreement in whole or in part to an Affiliate which expressly assumes such Party's obligations and responsibilities hereunder, without the approval of the other Party. The assigning Party shall remain fully liable for and shall not be relieved from the full performance of all obligations under the Agreement. Any attempted assignment that does not comply with the terms of this Section 17.9
                                                                 ------------
shall be null and void. Any Party assigning its rights or obligations to an Affiliate in accordance with the Agreement shall provide written notice thereof to the other Party together with a copy of the assignment document, within three
(3) business days of such assignment.

17.10  NOTICES

a) Whenever one Party is required or permitted to give notice to the other Party under the Agreement, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered in hand, one (1) day after being given to an express courier with a reliable system for tracking delivery, or five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, or when sent if delivered by facsimile.

b)   Notifications will be addressed as follows:

     1)   For breach or default under the Master Agreement, notify:

          In the case of IBM:                      In the case of Equifax:

          IBM Co-Chairman of the                 Equifax Co-Chairman of the
          Integrated Planning Team               Integrated Planning Team
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

          with a copy to:                        with a copy to:

          IBM General Counsel                    Equifax Chief Legal Officer
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

2)        For termination, breach or default under a Transaction Document, notify:
          In the case of IBM:                    In the case of Equifax:

          IBM Project Executive                  Equifax Project Executive
          at the Notice address set forth        at the Notice address set forth
          in the affected Transaction            in the affected Transaction
          Document                               Document

          with copies to:                        with copies to:

          IBM Co-Chairman of the                 Equifax Co-Chairman of the
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

          and                                    and

          IBM General Counsel                    Equifax Chief Legal Officer
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

     3)   For all other notices under the Master Agreement:

          In the case of IBM:                    In the case of Equifax:

          IBM Co-Chairman of the                 Equifax Co-Chairman of the
          Integrated Planning Team               Integrated Planning Team
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

     4)   For all other notices under a Transaction Document:

          In the case of IBM:                    In the case of Equifax:

          IBM Project Executive                  Equifax Project Executive
          at the Notice address set forth        at the Notice address set forth
          in the affected Transaction            in the affected Transaction
          Document                               Document

          with a copy to:                        with a copy to:

          IBM Co-Chairman of the                 Equifax Co-Chairman of the
          Integrated Planning Team               Integrated Planning Team
          *                                      *
          *                                      *
          Facsimile: *                           Facsimile: *

Either Party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

17.11  NO THIRD PARTY BENEFICIARIES

The Parties do not intend, nor will any Section hereof be interpreted, to create for any third party beneficiary rights with respect to either of the Parties, except (a) each member of the Equifax Group and each IBM Affiliate shall be a third party beneficiary under the Agreement with respect to enforcement of any rights such member of the Equifax Group or IBM Affiliate may have under Section
                                                                        -------
10, Section 11, or Section 14 of the Agreement, and (b) each Affiliate of the
--  ----------     ----------
Parties to which a Transaction Document has been assigned and accepted, will have the rights and benefits described in that Transaction Document, *
                             ---------

17.12  OTHER DOCUMENTS

Upon request of the other Party, on or after the Effective Date and the date(s) of any Transaction Documents and amendments or revisions to any of the foregoing, each Party shall furnish to the other such certificate of its Secretary, certified copy of resolutions of its Board of Directors, or opinion of its counsel as shall evidence that the Agreement or any amendment or revision hereto has been duly executed and delivered on behalf of such Party or its Affiliates.

17.13  CONSENTS AND APPROVALS

The Parties agree that in any instance where a consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of the Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement and where consent, approval or agreement cannot be provided, the Party shall notify the other Party in a timely manner.

17.14  HEADINGS

All headings herein and the table of contents are not to be considered in the construction or interpretation of any provision of the Agreement. The Agreement was drafted with the joint participation of both Parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof. In the event of any apparent conflicts or inconsistencies between the provisions of the Master Agreement, the Exhibits, the Transaction Documents, the Schedules or other attachments to the Master Agreement and Transaction Documents, such provisions shall be interpreted so as to make them consistent to the extent possible, and if such is not possible, the provisions of the Master Agreement shall prevail.

17.15  REMARKETING

Equifax may not remarket all or any portion of the Services provided under the Agreement, or make all or any portion of the Services available to any party, without the prior written consent of IBM; provided, however, Equifax may * ("Elements of the Services") subject to the following limitations:
  ------------------------

1. Equifax shall independently set its own pricing and policies in connection with any such access to Elements of the Services;

2.   Equifax does not utilize IBM's name as part of its *   any such access to
     Elements of the Services;

3.   Equifax discloses to *   accessing Elements of the Services that IBM is
     running the Systems but that IBM has no liability of any kind to

4.   if Equifax's activities for *   accessing Elements of the Services cause
     IBM to fail to meet a *, IBM shall be excused from such failure to the extent IBM demonstrates that the failure was caused by such * activities and to the extent such failure was not caused by IBM's failure to satisfy its obligations under the Agreement; and

5.   if IBM incurs incremental costs in connection with any such access to
     Elements of the Services by *   , such costs will be treated either under
     an existing charging methodology or, if none exists, then as a New Service in accordance with Section 3.12 hereof.
                        ------------

Nothing herein may be construed to limit or hinder Equifax or the other members of the Equifax Group from (i) marketing, selling or performing its services to and for its customers or potential customers and/or (ii) from providing any portion of the Services to its Affiliates.

17.16  COMMENCEMENT OF ACTIONS

Neither party may bring an action, regardless of form, arising out of the Agreement more than two (2) years after the later to occur of the date on which the cause of action has arisen or the date such cause of action was or should have been discovered.

17.17  IBM LOGO PRODUCTS WARRANTIES

Nothing in the Agreement is intended to replace, supercede or vitiate the warranties and attendant rights and remedies granted to members of the Equifax Group by IBM Logo Products as set forth in any applicable lease, purchase and/or license arrangement.